Exhibit 3.1

THE COMPANIES LAW (AS REVISED)

OF THE CAYMAN ISLANDS

AMENDED AND RESTATED

MEMORANDUM AND

ARTICLES OF ASSOCIATION

OF

36KR HOLDINGS INC.

(Adopted by a Special Resolution dated August 1, 2019 and effective on August 2, 2019)

THE COMPANIES LAW (AS REVISED)

OF THE CAYMAN ISLANDS

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

36KR HOLDINGS INC.

(Adopted by a Special Resolution dated August 1, 2019 and effective on August 2, 2019)

1.                                      The name of the Company is 36Kr Holdings Inc.

2.                                      The Registered Office of the Company shall be at Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other place as the Directors may from time to time decide.

3.                                      Subject to paragraph 8 of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands. The Company is a body corporate capable of exercising all the functions of a natural person of full capacity, irrespective of any question of corporate benefit.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.                                      The authorised share capital of the Company is US$500,000.00 divided into (i) 4,314,029,000 Ordinary Shares with a par value of US$0.0001 each, (ii) 65,307,000 Series A-1 Preferred Shares with a par value of US$0.0001 each, (iii) 101,261,000 Series A-2 Preferred Shares with a par value of US$0.0001 each, (iv) 250,302,000 Series B-1 Preferred Shares with a par value of US$0.0001 each, (v) 14,593,000 Series B-2 Preferred Shares with a par value of US$0.0001 each, (vi) 56,105,000 Series B-3 Preferred Shares with a par value of US$0.0001 each, (vii) 20,982,000 Series B-4 Preferred Shares with a par value of US$0.0001 each, (viii) 164,876,000 Series C-1 Preferred Shares with a par value of US$0.0001 each, and (ix) 12,545,000 Series C-2 Preferred Shares with a par value of US$0.0001 each.

6.                                      The Company may exercise the powers contained in the Companies Law to transfer and be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

7.                                      Capitalised terms used and not defined in this Memorandum of Association shall bear the same meaning as those given in the Articles of Association of the Company.

8.                                      The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

THE COMPANIES LAW (AS REVISED)

OF THE CAYMAN ISLANDS

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

36KR HOLDINGS INC.

(Adopted by a Special Resolution dated August 1, 2019 and effective on August 2, 2019)

1.                                      INTERPRETATION

1.1                               Table A of the First Schedule to the Statute shall not apply to the Company.

1.2                               In these Articles, the following terms shall have the following meanings unless the context otherwise requires:

Affiliate(s): with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. With respect to any natural Person, each of the following Persons is such Person’s Affiliate(s) for purposes of these Articles: (i) spouse; (ii) parents; (iii) children; (iv) siblings; (v) any other Person who is a lineal ascendant or descendant of such Person; and (vi) any other Person who is a relative of such Person and lives in the same house with such Person. Solely for the purposes of these Articles, with respect to Ant Financial, “Affiliate(s)” shall also include Alibaba Group Holding Limited and its Affiliate(s).

Alternate Director: a person appointed pursuant to Article 30.1 and designated as an alternate Director by the appointing Director;

Ant Financial: API (Hong Kong) Investment Limited and its permitted successors and assigns from time to time;

Ant Financial Director: has the meaning set forth in Article 25.1.

Applicable Conversion Price: with respect to a Series A-1 Preferred Share, the Series A-1 Conversion Price, with respect to a Series A-2 Preferred Share, the Series A-2 Conversion Price, with respect to a Series B-1 Preferred Share, the Series B-1 Conversion Price, with respect to a Series B-2 Preferred Share, the Series B-2 Conversion Price, with respect to a Series B-3 Preferred Share, the Series B-3 Conversion Price, with respect to a Series B-4 Preferred Share, the Series B-4 Conversion Price, with respect to a Series C-1 Preferred Share, the Series C-1 Conversion Price, or with respect to a Series C-2 Preferred Share,  the Series C-2 Conversion Price.

Applicable Issue Date: with respect to a Series A-1 Preferred Share, the Series A-1 Issue Date, with respect to a Series A-2 Preferred Share, the Series A-2 Issue Date, with respect to a Series B-1 Preferred Share, the Series B-1 Issue Date, with respect to a Series B-2 Preferred Share, the Series B-2 Issue Date, with respect to a Series B-3 Preferred Share, the Series B-3 Issue Date, with respect to a Series B-4 Preferred Share, the Series B-4 Issue Date, with respect to a Series C-1 Preferred Share, the Series C-1 Issue Date, or with respect to a Series C-2 Preferred Share, the Series C-2 Issue Date.

Applicable Issue Price: with respect to a Series A-1 Preferred Share, the Series A-1 Issue Price, with respect to a Series A-2 Preferred Share, the Series A-2 Issue Price, with respect to a Series B-1 Preferred Share, the Series B-1 Issue Price, with respect to a Series B-2 Preferred Share, the Series B-2 Issue Price, with respect to a Series B-3 Preferred Share, the Series B-3 Issue Price, with respect to a Series B-4 Preferred Share, the Series B-4 Issue Price, with respect to a Series C-1 Preferred Share, the Series C-1 Issue Price, or with respect to a Series C-2 Preferred Share,US$0.0001, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series C-2 Preferred Share .

Applicable Law: with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise;

Articles: these articles of association of the Company as amended or supplemented from time to time by Special Resolution;

Automatic Conversion: has the meaning set forth in Article 6.6(c);

Beijing Duoke: Beijing Duoke Information Technology Co., Ltd. (北京多氪信息科技有限公司);

Board or Board of Directors: the board of directors of the Company;

Business Day: any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands or Hong Kong;

Charter Documents: with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity;

Chuangji: M36 Investment Limited and its permitted successors and assigns from time to time;

Class or Classes: a class or classes of Shares in the capital of the Company as created and designated by the Directors from time to time pursuant to these Articles, and which shall include a sub-class if so designated (or re-designated) by the Directors;

Clear Days: in relation to the period of a notice, that period excluding the day on which the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

Co-Founder: Dagang Feng (冯大刚), a PRC citizen with identification card number being 132801197810243614;

Co-Sale Option Period: has the meaning set forth in Article 12.7;

Co-Sale Rightholder: has the meaning set forth in Article 12.7;

Company: the above named company;

Company Competitor: any Person, whose business and operations compete directly with the Company’s business;

Company Securities: the Equity Securities of the Company;

Competitor(s): (i) Tencent Holdings Ltd. and its Subsidiaries, and any other Person in which Tencent Holdings Ltd. and its Subsidiaries beneficially own more than twenty percent (20%) of the equity interest, whether by contract, credit arrangement or otherwise, (ii) Baidu, Inc. and its Subsidiaries, and any other Person in which Baidu, Inc. and its Subsidiaries beneficially own more than twenty percent (20%) of the equity interest, whether by contract, credit arrangement or otherwise, (iii) JD.com, Inc. and its Subsidiaries, (iv) PING AN INSURANCE (GROUP) COMPANY OF CHINA, LTD. and its Subsidiaries. Ant Financial is entitled to update the list of Competitors once every twelve (12) months, provided that (i) the total number of Competitors shall not exceed four (4), and (ii) the updated list shall be approved by the Board.

Control: the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, as trustee, personal representative or executive, by contract, credit arrangement or otherwise.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing;

Control Documents: has the meaning set forth in the Shareholders Agreement;

Convertible Securities: has the meaning set forth in Article 6.6(e)(v)(A)(II);

Dividend Per Share: in the event that any dividend is declared in accordance with these Articles, an amount obtained by dividing the total dividend declared by the number of then issued and outstanding Shares (on an as-converted basis) of the Company;

Directors: the directors for the time being of the Company;

Drag-Along Sale: has the meaning set forth in Article 12.8;

Drag-Along Sellers: has the meaning set forth in Article 12.8;

Electronic Record: has the same meaning as in the Electronic Transactions Law (as revised) of the Cayman Islands;

Equity Securities: with respect to any Person, any shares, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any shares, , awards, options, warrants, interests, rights under any equity appreciation, phantom equity, equity plans or similar plans or schemes with respect to such Person, and, with respect to the Company, shall include any Ordinary Shares, awards, options, warrants, interests, rights under the ESOP;

ESOP: any equity incentive, purchase or participation plan, employee stock option plan or similar plan of the Company approved and adopted in accordance with the Shareholders Agreement;

Exercise Notice: has the meaning set forth in Article 12.9;

Exercising Rightholder: has the meaning set forth in Article 12.9;

Exercising Shareholder: has the meaning set forth in Article 12.5;

Founder: Mr. Chengcheng Liu (刘成城), a PRC citizen with identification card number being 320911198811194339;

Functional Currency: in relation to a Class, such currency as the Directors may determine in accordance with these Articles;

Governmental Authority: any government of any nation, federation, province, state or locality or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization;

Group Company: each of the Company, its Subsidiaries and the companies whose financial statements are consolidated with those of the Company, and “Group” refers to all of the Group Companies collectively;

Hong Kong: the Hong Kong Special Administrative Region of the PRC;

Indemnified Person: any Director, officer or member of a committee duly constituted under these Articles and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors, administrators, personal representatives or successors or assigns;

Investor Director: has the meaning set forth in the Article 25.1 hereof;

IPO: a firm commitment underwritten public offering of the Ordinary Shares of the Company on the Shanghai Stock Exchange, Shenzhen Stock Exchange, Hong Kong Stock Exchange, New York Stock Exchange or NASDAQ Stock Market or other internationally recognized stock exchange pursuant to an effective registration statement under the securities laws of the relevant jurisdiction, as approved by the Board and the meeting of the Members in accordance with these Articles;

Issuance Notice: has the meaning set forth in Article 12.9;

Key Employee(s): shall have the meaning set forth in the Shareholders Agreement.

Liquidation Event: any of the following events: (i) the liquidation, dissolution or winding up of the Company; (ii) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person or other reorganization in which the Shareholders immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of the surviving entity’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization; (iii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies; (iv) any exclusive and irrevocable licensing or sale of all or substantially all of the Group Companies’ intellectual property to a third party (except for the licensing or sale of the Company’s intellectual property in the ordinary course of business); (v) cessation of the current primary business lines of the Group Companies; (vi) requisition or expropriation of any or all material assets of the Group Companies by any Governmental Authority, which causes a Material Adverse Effect; (vii) occurrence of material losses of any Group Company which makes it unable to continue the business; and (viii) occurrence of material losses of any Group Company due to force majeure which makes it unable to continue the business in the foreseeable future; provided, however, that, the reorganization of the Company for the purpose of an IPO shall not be considered a Liquidation Event.

Majority Preferred Holders: the holders of more than fifty percent (50%) of the voting power of the outstanding Preferred Shares, voting as a single separate class on an as-converted basis;

Majority Shareholders: the holders of more than fifty percent (50%) of the voting power of the outstanding Ordinary Shares and Preferred Shares (voting together as a single class and on an as converted basis);

Material Adverse Effect: any event, occurrence, fact, condition, change or development that, individually or together, has had, has or could reasonably be expected to have, a material adverse effect on (a) the business, properties, assets, operations, results of operations, financial condition, or liabilities (including, without limitation, contingent liabilities) of the Group taken as a whole, (b) the ability or qualification to carry on the business as now conducted or as proposed to be conducted of any Group Company, or (c) the performance of the Shareholders Agreement, the Memorandum and Articles and the transaction contemplated hereunder and thereunder;

Matrix: Tembusu Limited and its permitted successors and assigns from time to time;

Matrix and Chuangji Director: has the meaning set forth in Article 25.1;

Member: a person who is registered as the holder of Shares in the Register of Members;

Memorandum: the memorandum of association of the Company for the time being;

New Securities: has the meaning set forth in Article 6.6(e)(v)(A)(III);

Offered Securities: has the meaning set forth in Article 12.5;

Option Period: has the meaning set forth in Article 12.5;

Ordinary Investor: has the meaning set forth in the Shareholders Agreement;

Ordinary Resolution:

(a)                              a resolution passed by a simple majority of not less than half of the votes cast by such Members as, being entitled to do so, vote in person or by proxy, or in the cases of members which are corporations, by their duly authorised representatives at a general meeting held in accordance with these Articles; or

(b)                              a written resolution signed by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

Ordinary Share: the Company’s ordinary share, par value US$0.0001 per share;

Ordinary Shareholder: any holder of Ordinary Shares;

Permitted Transfers: (i) any Transfer of Company Securities by any Member to a trust for the benefit of such Member or its Affiliate(s), (ii) any Transfer of Company Securities by any Member pursuant to or in furtherance of the ESOP, or (iii) any Transfer of the Series B-2 Preferred Shares by Themisclio Limited to Yongbai (Shanghai) Investment Holding Co., Ltd. (永柏（上海）投资控股有限公司), a company incorporated under the laws of the PRC, or its designated Person;

Person: an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority;

PRC: the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region and Taiwan;

Preemptive Option Period: has the meaning set forth in Article 12.9;

Preemptive Portion: with respect to a Preemptive Rightholder, a fraction, the numerator of which shall be the aggregate number of all Preferred Shares held by such Shareholder on an as-converted basis and the denominator of which shall be the total number of all Preferred Shares then outstanding held by all Preemptive Rightholders on an as-converted basis immediately prior to the issuance of the Company Securities specified in the Issuance Notice;

Preemptive Rightholder: each Preferred Holder;

Preferred Holder: any holder of the Preferred Shares;

Preferred Shares: the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares, the Series B-4 Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, and any other Shares in the capital of the Company from time to time designated as a preferred share;

Pro Rata Share: has the meaning set forth in Article 12.5;

Proposed Transfer: has the meaning set forth in Article 12.6;

Recapitalization: reorganization, restructuring, reclassification or other similar event by the Company of its capital structure;

Redemption Event: any of the following events: (i) the Company has not completed an IPO or a Trade Sale approved by the Investors in writing on or prior to December 31, 2022, (ii) the Control Documents are held to be invalid or unenforceable under Applicable Laws and the economic or legal substance of the Control Documents cannot be preserved by modification of the Control Documents, (iii) the Company, any holder of the Ordinary Shares (other than the Ordinary Investors) or the Co-Founder is in material breach of its obligations, covenants or undertakings under the Shareholders Agreement, which is not waived in writing by the Preferred Holders, (iv) the representations and warranties of the Company, any holder of the Ordinary Shares (other than the Ordinary Investors) or the Co-Founder contain any material false or fraudulent statement, which causes a Material Adverse Effect, and (v) any holder of the Ordinary Shares (other than the Ordinary Investors) or the Co-Founder is in material violation of any Applicable Law or is subject to any criminal investigation, which causes a Material Adverse Effect;

Redemption Holder: has the meaning set forth in Article 6.10;

Redemption Notice: has the meaning set forth in Article 6.10;

Redemption Price: has the meaning set forth in Article 6.10;

Redemption Shares: has the meaning set forth in Article 6.10;

Register of Members: the register of Members to be kept in accordance with the Statute, including every duplicate Register of Members;

Registered Office: the registered office for the time being of the Company in the Cayman Islands;

Rightholder: has the meaning set forth in Article 12.5;

RMB: Renminbi, the lawful currency of the PRC;

Seal: the common seal of the Company (if any), including every duplicate seal;

Second Notice: has the meaning set forth in Article 12.5;

Second Option Period: has the meaning set forth in Article 12.5;

Secretary: the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary (if any);

Series A-1 Issue Date: the date of the Series A-1 Preferred Holder or its Affiliate(s) or its designee’s completion of its investment into the Company’s PRC predecessor;

Series A-1 Issue Price: US$0.0015, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series A-1 Preferred Shares;

Series A-1 Preference Amount: has the meaning set forth in Article 6.2;

Series A-1 Preference Dividend: in the event that any dividend is declared by the Board, with respect to each Series A-1 Preferred Holder, a non-cumulative dividend equal to the higher of (i) the Series A-1 Issue Price × (1 + 8%)N, multiplied by the number of Series A-1 Preferred Share held by such Series A-1 Preferred Holder (where N is a fraction, the numerator of which is the number of calendar days between the Series A-1 Issue Date or the last date when a dividend was paid in full to such Series A-1 Preferred Holder (whichever is later) and the date on which the contemplated dividend is declared and the denominator of which is 365), and (ii) the Dividend Per Share, multiplied by the number of Series A-1 Preferred Share held by such Series A-1 Preferred Holder;

Series A-1 Preferred Holder: any holder of Series A-1 Preferred Shares;

Series A-1 Preferred Share: a Series A-1 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges set forth in these Articles;

Series A-2 Issue Date: the date of the Series A-2 Preferred Holder or its Affiliate(s) or its designee’s completion of its investment into the Company’s PRC predecessor;

Series A-2 Issue Price: US$0.0065, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series A-2 Preferred Shares;

Series A-2 Preference Amount: has the meaning set forth in Article 6.2;

Series A-2 Preference Dividend: in the event that any dividend is declared by the Board, with respect to each Series A-2 Preferred Holder, a non-cumulative dividend equal to the higher of (i) the Series A-2 Issue Price × (1 + 8%)N, multiplied by the number of Series A-2 Preferred Share held by such Series A-2 Preferred Holder (where N is a fraction, the numerator of which is the number of calendar days between the Series A-2 Issue Date or the last date when a dividend was paid in full to such Series A-2 Preferred Holder (whichever is later) and the date on which the contemplated dividend is declared and the denominator of which is 365), and (ii) the Dividend Per Share, multiplied by the number of Series A-2 Preferred Share held by such Series A-2 Preferred Holder;

Series A-2 Preferred Holder: any holder of Series A-2 Preferred Shares;

Series A-2 Preferred Share: a Series A-2 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges set forth in these Articles;

Series B-1 Issue Date: the date of the Series B-1 Preferred Holder or its Affiliate(s) or its designee’s completion of its investment into the Company’s PRC predecessor;

Series B-1 Issue Price: US$0.1438, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series B-1 Preferred Shares;

Series B-1 Preference Amount: has the meaning set forth in Article 6.2;

Series B-1 Preference Dividend: in the event that any dividend is declared by the Board, with respect to each Series B-1 Preferred Holder, a non-cumulative dividend equal to the higher of (i) the Series B-1 Issue Price × (1 + 8%)N, multiplied by the number of Series B-1 Preferred Share held by such Series B-1 Preferred Holder (where N is a fraction, the numerator of which is the number of calendar days between the Series B-1 Issue Date or the last date when a dividend was paid in full to such Series B-1 Preferred Holder (whichever is later) and the date on which the contemplated dividend is declared and the denominator of which is 365), and (ii) the Dividend Per Share, multiplied by the number of Series B-1 Preferred Share held by such Series B-1 Preferred Holder;

Series B-1 Preferred Holder: any holder of Series B-1 Preferred Shares;

Series B-1 Preferred Share: a Series B-1 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges set forth in these Articles;

Series B-2 Issue Date: the date of the Series B-2 Preferred Holder or its Affiliate(s) or its designee’s completion of its investment into the Company’s PRC predecessor;

Series B-2 Issue Price: US$0.3740, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series B-2 Preferred Shares;

Series B-2 Preference Amount: has the meaning set forth in Article 6.2;

Series B-2 Preference Dividend: in the event that any dividend is declared by the Board, with respect to each Series B-2 Preferred Holder, a non-cumulative dividend equal to the higher of (i) the Series B-2 Issue Price × (1 + 8%)N, multiplied by the number of Series B-2 Preferred Share held by such Series B-2 Preferred Holder (where N is a fraction, the numerator of which is the number of calendar days between the Series B-2 Issue Date or the last date when a dividend was paid in full to such Series B-2 Preferred Holder (whichever is later) and the date on which the contemplated dividend is declared and the denominator of which is 365), and (ii) the Dividend Per Share, multiplied by the number of Series B-2 Preferred Share held by such Series B-2 Preferred Holder;

Series B-2 Preferred Holder: any holder of Series B-2 Preferred Shares;

Series B-2 Preferred Share: a Series B-2 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges set forth in these Articles;

Series B-3 Issue Date: the date of the Series B-3 Preferred Holder or its Affiliate(s) or its designee’s completion of its investment into the Company’s PRC predecessor;

Series B-3 Issue Price: US$0.2454, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series B-3 Preferred Shares;

Series B-3 Preference Amount: has the meaning set forth in Article 6.2;

Series B-3 Preference Dividend: in the event that any dividend is declared by the Board, with respect to each Series B-3 Preferred Holder, a non-cumulative dividend equal to the higher of (i) the Series B-3 Issue Price × (1 + 8%)N, multiplied by the number of Series B-3 Preferred Share held by such Series B-3 Preferred Holder (where N is a fraction, the numerator of which is the number of calendar days between the Series B-3 Issue Date or the last date when a dividend was paid in full to such Series B-3 Preferred Holder (whichever is later) and the date on which the contemplated dividend is declared and the denominator of which is 365), and (ii) the Dividend Per Share, multiplied by the number of Series B-3 Preferred Share held by such Series B-3 Preferred Holder;

Series B-3 Preferred Holder: any holder of Series B-3 Preferred Shares;

Series B-3 Preferred Share: a Series B-3 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges set forth in these Articles;

Series B-4 Issue Date: the date of the Series B-4 Preferred Holder or its Affiliate(s) or its designee’s completion of its investment into the Company’s PRC predecessor;

Series B-4 Issue Price: US$0.4066, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series B-4 Preferred Shares;

Series B-4 Preference Amount: has the meaning set forth in Article 6.2;

Series B-4 Preference Dividend: in the event that any dividend is declared by the Board, with respect to each Series B-4 Preferred Holder, a non-cumulative dividend equal to the higher of (i) the Series B-4 Issue Price × (1 + 8%)N, multiplied by the number of Series B-4 Preferred Share held by such Series B-4 Preferred Holder (where N is a fraction, the numerator of which is the number of calendar days between the Series B-4 Issue Date or the last date when a dividend was paid in full to such Series B-4 Preferred Holder (whichever is later) and the date on which the contemplated dividend is declared and the denominator of which is 365), and (ii) the Dividend Per Share, multiplied by the number of Series B-4 Preferred Share held by such Series B-4 Preferred Holder;

Series B-4 Preferred Holder: any holder of Series B-4 Preferred Shares;

Series B-4 Preferred Share: a Series B-4 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges set forth in these Articles;

Series C-1 Issue Date: the date of the Series C-1 Preferred Holder or its Affiliate(s) or its designee’s completion of its investment into the Company’s PRC predecessor;

Series C-1 Issue Price: US$0.2224, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series C-1 Preferred Shares;

Series C-1 Preference Amount: has the meaning set forth in Article 6.2;

Series C-1 Preference Dividend: in the event that any dividend is declared by the Board, with respect to each Series C-1 Preferred Holder, a non-cumulative dividend equal to (i) the Dividend Per Share, multiplied by (ii) the number of Series C-1 Preferred Share held by such Series C-1 Preferred Holder;

Series C-1 Preferred Holder: any holder of Series C-1 Preferred Shares;

Series C-1 Preferred Share: a Series C-1 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges set forth in these Articles;

Series C-2 Issue Date: the date of the Series C-2 Preferred Holder or its Affiliate(s) or its designee’s completion of its investment into the Company’s PRC predecessor;

Series C-2 Issue Price: US$0, as adjusted pursuant to these Articles for share splits, share dividends, combinations, Recapitalizations and similar events with respect to the Series C-2 Preferred Shares;

Series C-2 Preference Dividend: in the event that any dividend is declared by the Board, with respect to each Series C-2 Preferred Holder, a non-cumulative dividend equal to (i) the Dividend Per Share, multiplied by (ii) the number of Series C-2 Preferred Share held by such Series C-2 Preferred Holder;

Series C-2 Preferred Holder: any holder of Series C-2 Preferred Shares;

Series C-2 Preferred Share: a Series C-2 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges set forth in these Articles;

Share: a share in the capital of the Company (including an Ordinary Share and a Preferred Share) having the rights and being subject to the restrictions as provided for under these Articles with respect to such share.  All references to Shares shall include a fraction of a share;

Share Premium Account: the share premium account established in accordance with these Articles and the Statute;

Shareholders Agreement: the Shareholders Agreement, dated August 2, 2019, entered by and among the Company, certain Group Companies, the Founder, the Co-Founder, the Ordinary Investors, the Preferred Holders and certain other parties named therein, as may be amended from time to time;

Special Resolution:

(a)                              a resolution passed by a majority of not less than two thirds (2/3) of the votes cast by such Members as, being entitled to do so, vote in person or by proxy, or in the cases of Members which are corporations, by their duly authorised representatives at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given;  or

(b)                              a written resolution signed by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

Statute: the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in effect;

Subsidiary: any other Person that is Controlled directly or indirectly by such Person;

Trade Sale: any of the following transactions: (i) any consolidation, amalgamation, scheme of arrangement or merger of the Group Companies with or into any other Person or other reorganization in which the Members immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of the surviving entity’s voting power or equity interest (on an as-converted basis) in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions pursuant to which in excess of fifty percent (50%) of the Company’s voting power or equity interest (on an as-converted basis) is transferred to a third party, (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies), or (iii) the exclusive licensing of all or substantially all of the Group Companies’ intellectual property to a third party;

Transfer: with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing;

Transferor: has the meaning set forth in Article 12.5;

Transfer Notice: has the meaning set forth in Article 12.5;

Transferring Securities: has the meaning set forth in Article 12.6;

US$: the lawful currency of the United States of America;

Yancheng Aiwei: Neo TH Holdings Limited and Themisclio Limited, collectively and its permitted successors and assigns from time to time; and

30-Business Day Option Period: has the meaning set forth in Article 12.6.

1.3                               Words importing the singular number include the plural number and vice versa.

1.4                               Words importing the masculine gender include the feminine gender.

1.5                               Words importing persons include corporations and any other legal or natural persons.

1.6                               Any reference to writing includes all modes of representing or reproducing words in a visible and legible form, including in the form of an Electronic Record.

1.7                               The word may shall be construed as permissive and the word shall be construed as imperative.

1.8                               Any phrase introduced by the terms including, include, in particular or any similar expression shall be merely illustrative and shall not limit the sense of the words preceding those terms.

1.9                               Where any provision of the Statute is referred to, the reference is to that provision as modified by any subsequent law for the time being in force.

1.10                        Unless the context otherwise requires, words and expressions defined in the Statute bear the same meanings in these Articles.

1.11                        References to days are to calendar days, unless otherwise specified.

1.12                        Headings are used for convenience only and shall not affect the construction of these Articles.

2.                                      PRELIMINARY MATTERS

2.1                               The Registered Office of the Company shall be at such place in the Cayman Islands as the Directors shall from time to time determine.

2.2                               The Company, in addition to its Registered Office, may establish and maintain such other offices in the Cayman Islands or elsewhere as the Directors may from time to time determine.

2.3                               The Directors may appoint any person to act as a service provider to the Company and may delegate to any such service provider any of the functions, duties, powers and discretions available to them as Directors, upon such terms and conditions (including as to the remuneration payable by the Company) and with such powers of sub-delegation, but subject to such restrictions, as they think fit.

3.                                      RIGHTS ATTACHING TO SHARES

3.1                               Each Share confers upon the holder of such Share:

(a)                              the right to receive notice of, attend at and vote as a Member at any general meeting of the Company as provided in these Articles;

(b)                              subject to Article 6, the right in a winding up to repayment of capital as provided in these Articles but no other right to participate in the profits or assets of the Company; and

(c)                               the right to receive dividends as provided in these Articles.

4.                                      SHARE CAPITAL

4.1                               The unissued Shares shall be at the discretion of the Directors, and they may (subject to the provisions of these Articles and the Statute) issue Shares in Classes, or refuse to issue any Shares to any subscriber or may allot, grant options over or otherwise dispose of them to such person, on such terms and conditions and with such rights and restrictions attached thereto, and at such times as they think fit; provided that no Share shall be issued at a discount (except in accordance with the provisions of the Statute).

4.2                               Subject to the Statute and these Articles, the Company may make payment in respect of the redemption or repurchase of its own Shares in any manner authorised by the Statute, including out of capital, share premium, profits or the proceeds of a fresh issue of new Shares.

4.3                               The Company may from time to time by Special Resolution classify or reclassify any authorised but unissued Shares of any Class into Shares of a new Class representing or having different rights.

4.4                               Notwithstanding the currency in which the par value of the Ordinary Shares or the Preferred Shares is denominated, the Directors may, before the issue of the first Share of a particular Class, specify the Functional Currency of the Class as the currency in which the subscription price of those Shares is calculated.

5.                                      ISSUE OF SHARES

Power to Issue Shares

5.1                               The Directors may (subject to the provisions of the Statute and these Articles, including without limitation Articles 6.8 and 6.9), without prejudice to any rights attached to any existing Shares, offer, allot, grant options over or otherwise dispose of the Shares with or without preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividends or other forms of distribution, voting, return of capital or otherwise, and to such persons and on such terms and conditions and for such consideration, and at such times as they think fit; provided that no Share shall be issued at a discount (except in accordance with the provisions of the Statute).  Any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

5.2                               In the event that any Preferred Share is converted pursuant to Article 6.10, the Preferred Share so converted shall be cancelled on redemption or purchase by the Company, and the amount of the Company’s issued share capital shall be diminished by the nominal value of those Preferred Shares; but the redemption or purchase of the Preferred Shares is not to be taken as reducing the amount of the Company’s authorized share capital.

No Shares to Bearer

5.3                               The Company shall not issue Shares to bearer.

Fractional Shares

5.4                               The Company may, in accordance with the provisions of these Articles and the Statute, issue fractions of Shares; provided that no fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares.

6.                                      RIGHTS, PREFERENCES AND PRIVILEGES OF SHARES

Certain rights, preferences and privileges of the Shares of the Company are as follows:

Dividends Rights

6.1                               If a dividend or other distribution is declared, paid or set aside, such dividend shall be distributed to the Members in the following sequence and priority:

(a)                              Each Series C-1 Preferred Holder and each Series C-2 Preferred Holder shall be entitled to receive the Series C-1 Preference Dividend and the Series C-2 Preference Dividend (as applicable) prior and in preference to, and satisfied before, any dividend on the Series B-4 Preferred Shares, the Series B-3 Preferred Shares, the Series B-2 Preferred Shares, the Series B-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-1 Preferred Shares and the Ordinary Shares. If the dividend declared is insufficient to permit the payment in full of the Series C-1 Preference Dividend and the Series C-2 Preference Dividend, then the dividend declared shall be distributed ratably among the Series C-1 Preferred Holders and the Series C-2 Preferred Holders in proportion to the Series C-1 Preference Dividend and the Series C-2 Preference Dividend (as applicable) each such holder is entitled to receive.

(b)                              Each Series B-1 Preferred Holder shall be entitled to receive the Series B-1 Preference Dividend prior and in preference to, and satisfied before, any dividend on the Series B-4 Preferred Shares, the Series B-3 Preferred Shares, the Series B-2 Preferred Shares, the Series A-2 Preferred Shares, the Series A-1 Preferred Shares and the Ordinary Shares. If the dividend remaining after the payment in full of the Series C-1 Preference Dividend and the Series C-2 Preference Dividend is insufficient to permit the payment in full of the Series B-1 Preference Dividend, then the remaining dividend shall be distributed ratably among the Series B-1 Preferred Holders in proportion to the Series B-1 Preference Dividend each such holder is entitled to receive.

(c)                               Each Series B-4 Preferred Holder, each Series B-3 Preferred Holder and each Series B-2 Preferred Holder shall be entitled to receive the Series B-4 Preference Dividend, the Series B-3 Preference Dividend and the Series B-2 Preference Dividend (as applicable) prior and in preference to, and satisfied before, any dividend on the Series A-2 Preferred Shares, the Series A-1 Preferred Shares and the Ordinary Shares. If the dividend remaining after the payment in full of the Series C-1 Preference Dividend, the Series C-2 Preference Dividend and the Series B-1 Preference Dividend is insufficient to permit the payment in full of the Series B-4 Preference Dividend, the Series B-3 Preference Dividend and the Series B-2 Preference Dividend, then the remaining dividend shall be distributed ratably among the Series B-4 Preferred Holders, the Series B-3 Preferred Holders and the Series B-2 Preferred Holders in proportion to the Series B-4 Preference Dividend, the Series B-3 Preference Dividend and the Series B-2 Preference Dividend (as applicable) each such holder is entitled to receive.

(d)                              Each Series A-2 Preferred Holder and each Series A-1 Preferred Holder shall be entitled to receive the Series A-2 Preference Dividend and the Series A-1 Preference Dividend (as applicable) prior and in preference to, and satisfied before, any dividend on the Ordinary Shares. If the dividend remaining after the payment in full of the Series C-1 Preference Dividend, the Series C-2 Preference Dividend, the Series B-1 Preference Dividend, the Series B-4 Preference Dividend, the Series B-3 Preference Dividend and the Series B-2 Preference Dividend is insufficient to permit the payment of in full of the Series A-2 Preference Dividend and the Series A-1 Preference Dividend, then the remaining dividend shall be distributed ratably among the Series A-2 Preferred Holders and the Series A-1 Preferred Holders in proportion to the Series A-2 Preference Dividend and the Series A-1 Preference Dividend (as applicable) each such holder is entitled to receive.

(e)                               No dividend or distribution, whether in cash, in property, or in any other Equity Securities of the Company, shall be declared, paid, set aside or made with respect to the Ordinary Shares at any time unless all accrued but unpaid dividends on the Preferred Shares have been paid in full. If there is any dividend declared remaining after the dividends on the Preferred Shares have been distributed or paid in full pursuant to the foregoing clauses of this Article 6.1, the remaining dividend available for distribution to the Members shall be distributed ratably among all the Members according to the relative number of Shares held by such Members on an as-converted basis.  For the avoidance of doubt, no dividend shall be distributed to any Member unless and until they are approved in accordance with these Articles.

Liquidation Preference

6.2                               Upon the occurrence of any Liquidation Event, all assets and funds of the Company legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by any applicable Law) shall be distributed to the Members as set forth below:

(a)                              The Series C-1 Preferred Holders shall be entitled to receive for each Series C-1 Preferred Share held by such holders, on parity with each other and prior and in preference to the distribution of any assets or funds of the Company to the Series B-4 Preferred Holders, the Series B-3 Preferred Holders, the Series B-2 Preferred Holders, the Series B-1 Preferred Holders, the Series A-2 Preferred Holders, the Series A-1 Preferred Holders and the Ordinary Shareholders by reason of their ownership of such Shares, an amount equal to the higher of (x) such portion of the assets and funds of the Company each Share is entitled to (on an as-converted basis) on a pro-rata basis, and (y) the Series C-1 Issue Price × (1 + 12%)N, plus all declared but unpaid dividends on such Series C-1 Preferred Share (where N is a fraction, the numerator of which is the number of calendar days between the Series C-1 Issue Date and the date on which such distribution is made and the denominator of which is 365) (collectively, the “Series C-1 Preference Amount”). If the assets and funds of the Company thus distributed among the Series C-1 Preferred Holders shall be insufficient to permit the payment to such holders of the Series C-1 Preference Amount in full, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Series C-1 Preferred Holders in proportion to the aggregate Series C-1 Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (a);

(b)                              After the payment in full of the Series C-1 Preference Amount pursuant to subparagraph (a) above, the Series B-1 Preferred Holders shall be entitled to receive for each Series B-1 Preferred Share held by such holders, on parity with each other and prior and in preference to the distribution of any assets or funds of the Company to the Series B-4 Preferred Holders, the Series B-3 Preferred Holders, the Series B-2 Preferred Holders, the Series A-2 Preferred Holders, the Series A-1 Preferred Holders and the Ordinary Shareholders by reason of their ownership of such Shares, an amount equal to 100% of the Series B-1 Issue Price, plus all declared but unpaid dividends on such Series B-1 Preferred Share (collectively, the “Series B-1 Preference Amount”). If the assets and funds of the Company thus distributed among the Series B-1 Preferred Holders shall be insufficient to permit the payment to such holders of the Series B-1 Preference Amount in full, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Series B-1 Preferred Holders in proportion to the aggregate Series B-1 Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (b);

(c)                               After the payment in full of the Series B-1 Preference Amount pursuant to subparagraph (b) above, the Series B-4 Preferred Holders, the Series B-3 Preferred Holders and the Series B-2 Preferred Holders shall be entitled to receive for each Series B-4 Preferred Share, each Series B-3 Preferred Share and each Series B-2 Preferred Share (as applicable) held by such holders, on parity with each other and prior and in preference to the distribution of any assets or funds of the Company to the Series A-2 Preferred Holders, the Series A-1 Preferred Holders and the Ordinary Shareholders by reason of their ownership of such Shares, an amount equal to:

(i)                                  with respect to each Series B-4 Preferred Share, 100% of the Series B-4 Issue Price, plus all declared but unpaid dividends on such Series B-4 Preferred Share (collectively, the “Series B-4 Preference Amount”)

(ii)                               with respect to each Series B-3 Preferred Share, 100% of the Series B-3 Issue Price, plus all declared but unpaid dividends on such Series B-3 Preferred Share (collectively, the “Series B-3 Preference Amount”), and

(iii)                            with respect to each Series B-2 Preferred Share, 100% of the Series B-2 Issue Price, plus all declared but unpaid dividends on such Series B-2 Preferred Share (collectively, the “Series B-2 Preference Amount”).

If the assets and funds thus distributed among the Series B-4 Preferred Holders, the Series B-3 Preferred Holders and the Series B-2 Preferred Holders shall be insufficient to permit the payment to such holders of the Series B-4 Preference Amount, the Series B-3 Preference Amount and the Series B-2 Preference Amount in full, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Series B-4 Preferred Holders, the Series B-3 Preferred Holders and the Series B-2 Preferred Holders in proportion to the aggregate Series B-4 Preference Amount, the aggregate Series B-3 Preference Amount and the aggregate Series B-2 Preference Amount (as applicable) each such holder is otherwise entitled to receive pursuant to this subparagraph (c);

(d)                              After the payment in full of the Series B-4 Preference Amount, the Series B-3 Preference Amount and the Series B-2 Preference Amount pursuant to subparagraph (c) above, each Series A-2 Preferred Holders shall be entitled to receive for each Series A-2 Preferred Share held by such holders, prior and in preference to any distribution of any assets or funds of the Company to the Series A-1 Preferred Holders and the Ordinary Shareholders by reason of their ownership of such Shares, an amount equal to 100% of the Series A-2 Issue Price, plus all declared but unpaid dividends on such Series A-2 Preferred Share (collectively, the “Series A-2 Preference Amount”). If the assets and funds of the Company thus distributed among the Series A-2 Preferred Holders shall be insufficient to permit the payment to such holders of the Series A-2 Preference Amount in full, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Series A-2 Preferred Holders in proportion to the aggregate Series A-2 Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (d);

(e)                               After the payment in full of the Series A-2 Preference Amount pursuant to subparagraph (d) above, each Series A-1 Preferred Holder shall be entitled to receive for each Series A-1 Preferred Share held by such holder, prior and in preference to any distribution of any assets or funds of the Company to the Ordinary Shareholders, an amount equal to 100% of the Series A-1 Issue Price, plus all declared but unpaid dividends on such Series A-1 Preferred Share (collectively, the “Series A-1 Preference Amount”). If the assets and funds of the Company thus distributed among the Series A-1 Preferred Holders shall be insufficient to permit the payment to such holders of the Series A-1 Preference Amount in full, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Series A-1 Preferred Holders in proportion to the aggregate Series A-1 Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (e).

(f)                                If there are any assets or funds remaining after the Series C-1 Preference Amount, the Series B-1 Preference Amount, the Series B-4 Preference Amount, the Series B-3 Preference Amount, the Series B-2 Preference Amount, the Series A-2 Preference Amount and the Series A-1 Preference Amount have been distributed or paid in full to the applicable holders of Preferred Shares pursuant to subparagraph (a), (b), (c), (d) and (e) above, then the remaining assets and funds of the Company legally available for distribution to the Members shall be distributed ratably among all the Members according to the relative number of Shares held by such Members on an as-converted basis.

6.3                               In the event the Company proposes to distribute assets other than cash in connection with any Liquidation Event pursuant to Article 6.2, the value of the assets to be distributed to the Members shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)                              If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b)                              If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c)                               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board;

provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in subparagraph (a), (b) or (c) to reflect the fair market value thereof as determined in good faith by the Board.

6.4                               In the event that the Company shall propose at any time to commence a liquidation, dissolution or winding up, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles, the Company shall send to the Preferred Holders at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the Majority Preferred Holders.

6.5                               Unless otherwise approved in writing by the holders of Preferred Shares representing more than two thirds (2/3) of the voting power of the issued and outstanding Preferred Shares (voting together as a single class and on an as converted basis), each Member shall, and shall cause each Director designated by such Member (if any) to, take all actions and execute all documents necessary to effect the dissolution and liquidation of the Company within three (3) months upon the occurrence of any Liquidation Event, and distribute the assets and funds of the Company legally available for distribution to the Members in accordance with Article 6.2 to 6.4.

Conversion Rights

6.6                               The Preferred Holders shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares:

(a)                              Conversion Ratio.  Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Applicable Issue Price by the then-effective Applicable Conversion Price. The “Series A-1 Conversion Price” shall initially be the Series A-1 Issue Price, resulting in an initial conversion ratio for the Series A-1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series A-2 Conversion Price” shall initially be the Series A-2 Issue Price, resulting in an initial conversion ratio for the Series A-2 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series B-1 Conversion Price” shall initially be the Series B-1 Issue Price, resulting in an initial conversion ratio for the Series B-1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series B-2 Conversion Price” shall initially be the Series B-2 Issue Price, resulting in an initial conversion ratio for the Series B-2 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series B-3 Conversion Price” shall initially be the Series B-3 Issue Price, resulting in an initial conversion ratio for the Series B-3 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series B-4 Conversion Price” shall initially be the Series B-4 Issue Price, resulting in an initial conversion ratio for the Series B-4 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series C-1 Conversion Price” shall initially be the Series C-1 Issue Price, resulting in an initial conversion ratio for the Series C-1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series C-2 Conversion Price” shall initially be US$0.0001, resulting in an initial conversion ratio for the Series C-2 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided.

(b)                              Optional Conversion.  Subject to the Statute and these Articles, any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such shares, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the then-effective Applicable Conversion Price.

(c)                               Automatic Conversion.

(i)                                  Each Series A-1 Preferred Share shall automatically be converted (without the need for the consent or approval of any Member or the Board), based on the then-effective Series A-1 Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (A) the closing of an IPO, or (B) the date specified by written consent or agreement of holders holding 50% or more of the issued and outstanding Series A-1 Preferred Shares.

(ii)                               Each Series A-2 Preferred Share shall automatically be converted (without the need for the consent or approval of any Member or the Board), based on the then-effective Series A-2 Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (A) the closing of an IPO, or (B) the date specified by written consent or agreement of holders holding 50% or more of the issued and outstanding Series A-2 Preferred Shares.

(iii)                            Each Series B-1 Preferred Share shall automatically be converted (without the need for the consent or approval of any Member or the Board), based on the then-effective Series B-1 Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (A) the closing of an IPO, or (B) the date specified by written consent or agreement of holders holding 50% or more of the issued and outstanding Series B-1 Preferred Shares.

(iv)                           Each Series B-2 Preferred Share shall automatically be converted (without the need for the consent or approval of any Member or the Board), based on the then-effective Series B-2 Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (A) the closing of an IPO, or (B) the date specified by written consent or agreement of holders holding 50% or more of the issued and outstanding Series B-2 Preferred Shares.

(v)                              Each Series B-3 Preferred Share shall automatically be converted (without the need for the consent or approval of any Member or the Board), based on the then-effective Series B-3 Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (A) the closing of an IPO, or (B) the date specified by written consent or agreement of holders holding 50% or more of the issued and outstanding Series B-3 Preferred Shares.

(vi)                           Each Series B-4 Preferred Share shall automatically be converted (without the need for the consent or approval of any Member or the Board), based on the then-effective Series B-4 Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (A) the closing of an IPO, or (B) the date specified by written consent or agreement of holders holding 50% or more of the issued and outstanding Series B-4 Preferred Shares.

(vii)                        Each Series C-1 Preferred Share shall automatically be converted (without the need for the consent or approval of any Member or the Board), based on the then-effective Series C-1 Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (A) the closing of an IPO, or (B) the date specified by written consent or agreement of holders holding 50% or more of the issued and outstanding Series C-1 Preferred Shares.

(viii)                     Each Series C-2 Preferred Share shall automatically be converted (without the need for the consent or approval of any Member or the Board), based on the then-effective Series C-2 Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (A) the closing of an IPO, or (B) the date specified by written consent or agreement of holders holding 50% or more of the issued and outstanding Series C-2 Preferred Shares.

Any conversion pursuant to this Article 6.6 shall be referred to as an “Automatic Conversion”.

(d)                              Conversion Mechanism.  The conversion hereunder of the Preferred Shares shall be effected in the following manner:

(i)                                  Except as provided in (ii) and (iii) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the original certificate or certificates therefor duly endorsed (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) (if any), at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name of such holder in which the certificate or certificates for Ordinary Shares are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Preferred Holder, or to the nominee or nominees of such holder, a certificate or certificates (if applicable) for the number of Ordinary Shares to which such holder shall be entitled as aforesaid, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the Register of Members of the Company shall be updated accordingly to reflect the same.

(ii)                               If the conversion is in connection with an underwritten public offering of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(iii)                            Upon the occurrence of an event of Automatic Conversion, all Preferred Holders to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of an IPO be the latest practicable date immediately prior to the closing of an IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article.  Such notice shall be given pursuant to Article 39 to each record holder of such Preferred Shares at such holder’s address appearing on the Register of Members.  On or before the date fixed for conversion, each holder of such Preferred Shares shall surrender the applicable original certificate or certificates duly endorsed (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) (if any) for all such Shares to the Company at the place designated in such notice.  On the date fixed for conversion, the Company shall promptly effect such conversion and update its Register of Members to reflect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of the right of a holder thereof to receive the Ordinary Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor duly endorsed (or in lieu thereof upon delivery of an affidavit of lost certificate and indemnity therefor) (if any), to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted.  All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iv)                           The Company may effect the conversion of Preferred Shares in any manner available under Applicable Law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares.  For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(v)                              No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (A) pay cash equal to such fraction multiplied by the fair market value for the Preferred Share as determined and approved by the Board of Directors), or (B) issue one (1) whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(vi)                           Upon conversion, all declared but unpaid bonus share dividends on the Preferred Shares shall be paid in Shares and all declared but unpaid cash dividends on the Preferred Shares shall be paid either in cash or by the issuance of such number of further Ordinary Shares as equal to the value of such cash amount divided by the applicable conversion price, at the option of the Preferred Holders.

(e)                               Adjustment of Applicable Conversion Prices.  The Applicable Conversion Price shall be adjusted and re-adjusted from time to time as provided below:

(i)                                  Adjustment for Subdivision or Consolidation of Shares.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, consolidate the outstanding Ordinary Shares into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.  Any adjustment under this subparagraph shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

(ii)                               Adjustment for Ordinary Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of Ordinary Shareholders entitled to receive) a dividend or other distribution to the Ordinary Shareholders payable as a bonus issuance of Ordinary Shares, the Applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such conversion price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)                            Adjustments for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of Ordinary Shareholders entitled to receive) a dividend or other distribution to the Ordinary Shareholders payable in securities of the Company other than Ordinary Shares or payable in any other asset or property (other than cash), then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company or other asset or property which the holder of such share would have received in connection with such event had the Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(iv)                           Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions.  If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision or consolidation otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(v)                              Adjustments to Applicable Conversion Price for Dilutive Issuance.

(A)                            Special Definitions.  For purpose of this Article, the following definitions shall apply:

(I)                                “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(II)                           “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(III)                      “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Article 6.6(e)(v)(C), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances:

a.                                   Ordinary Shares (or Options exercisable for such Ordinary Shares) (as appropriately adjusted for share subdivision, share dividends, consolidation, Recapitalizations and similar events) issued (or issuable pursuant to such Options) to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to the ESOP;

b.                                   Ordinary Shares issued or issuable pursuant to a share subdivision, share dividend, combination, Recapitalization or other similar transaction of the Company, in each case, as described in Article 6.6(e)(i) through Article 6.6(e)(iii);

c.                                    Ordinary Shares issued upon the conversion of Preferred Shares;

d.                                   Equity Securities of the Company issued as dividend or distribution solely on the Preferred Shares in accordance with these Articles, or in connection with a subdivision, combination, reclassification or similar event of the Preferred Shares; and

e.                                    Equity Securities of the Company issued pursuant to an IPO.

(B)                            Waiver of Adjustment.  No adjustment to the Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice signed by or on behalf of the Majority Preferred Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities.

(C)                            Deemed Issuance of New Securities.  In the event the Company at any time or from time to time after the Applicable Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which New Securities are deemed to be issued:

(I)                                no further adjustment in the Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(II)                           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(III)                      no readjustment pursuant to Article 6.6(e)(v)(C)(II) shall have the effect of increasing the then effective Applicable Conversion Price to an amount which exceeds the Applicable Conversion Price that would have been in effect had no adjustments in relation to the issuance of such Options or Convertible Securities as referenced in Article 6.6(e)(v)(C)(II) been made;

(IV)                       upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

a.                                   in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

b.                                   in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 6.6(e)(v)(E)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(V)                            if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to Article 6.6(e)(v)(C) as of the actual date of their issuance.

(D)                            Adjustment of Applicable Conversion Price upon Issuance of New Securities.  In the event of an issuance of New Securities, at any time after the Applicable Issue Date, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Applicable Conversion Price in effect immediately prior to such issue, then and in such event, such Applicable Conversion Price shall be reduced, concurrently with such issue, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Applicable Conversion Price,

OCP = the Applicable Conversion Price in effect immediately before the issuance of the New Securities,

OS = the total outstanding Ordinary Shares immediately before the issuance of the New Securities plus the total Ordinary Shares issuable upon conversion of the outstanding Convertible Securities and exercise of outstanding Options,

NP = the total consideration received for the issuance or sale of the New Securities, and

NS = the number of New Securities issued or sold or deemed issued or sold.

(E)                             Determination of Consideration.  For purposes of this subparagraph, the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(I)                                Cash and Property.  Such consideration shall:

a.                                   insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

b.                                   insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

c.                                    in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in subparagraph (I) and (II) above, as reasonably determined in good faith by the Board of Directors.

(II)                           Options and Convertible Securities.  The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Article 6.6(e)(v)(C) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in subparagraph A(I) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)                           Other Dilutive Events.  In case any event shall occur as to which the other provisions of this Article are not strictly applicable, but the failure to make any adjustment to the Applicable Conversion Price would not fairly protect the conversion rights of the relevant Preferred Holders in accordance with the essential intent and principles hereof, then, in each such case, Board of Directors, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article, necessary to preserve, without dilution, the conversion rights of the holders of such Preferred Shares.

(vii)                        No Impairment.  The Company will not, by amendment of these Articles or through any reorganization, Recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the Preferred Holders against impairment.

(viii)                     Certificate of Adjustment.  In the case of any adjustment or readjustment of the Applicable Conversion Price, the Directors, at the Company’s sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered Preferred Holder, at the holder’s address as shown in the Company’s books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of Preferred Shares after such adjustment or readjustment.

(ix)                           Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Article, the Directors shall give notice to the Preferred Holders, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(x)                              Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorised but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares.  If at any time the number of authorised but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the Preferred Holders, the Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purpose.

Voting Rights

6.7                               Subject to the provisions of these Articles, at all general meetings of the Company, (i) each Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, (ii) each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such Preferred Share is convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which the Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).  Subject to provisions to the contrary elsewhere in these Articles, or as required by the Statute, holders of Preferred Shares shall vote together with the Ordinary Shareholders, and not as a separate class or series, on all matters submitted to a vote by the Members.

Protective Provisions

6.8                               Subject to any additional requirements imposed by the Statute, in addition to such limitations as may be provided in the Shareholders Agreement or these Articles, the Company shall not directly or indirectly take, permit to occur, approve, authorize, or agree or commit to do any of the following actions without the prior written approval of the holders of the Preferred Shares representing at least two-thirds (2/3) of the voting power of the then issued and outstanding Preferred Shares (voting together as a single class and on an as converted basis):

(a)                              increase, reduce or cancel any authorized or issued share capital of the Group Company, or otherwise change the equity structure of any Group Company;

(b)                              amend, adopt or repeal any provision of the Charter Documents (including the amendment) of any Group Company;

(c)                               approve any initial public offering of any Equity Securities of any Group Company (including the IPO), including determining the material terms and conditions of the initial public offering (including, without limitation, the type and number of Equity Securities to be listed, listing venue, timing, valuation, issue price, engagement of any underwriter and offering conditions);

(d)                              create (by reclassification or otherwise), authorize or issue any Equity Securities, or create (by reclassification or otherwise), authorize or issue any new class or series of shares having rights, preferences or privileges senior to or on parity with any Preferred Share, of any Group Company;

(e)                               redeem or repurchase any Equity Securities of the Company or pay any dividend on such Equity Securities, except for the redemption or repurchase of any Equity Securities of the Company from employees, officers, directors, contractors, advisors or consultants of the Group Companies upon the termination of their employment or contractor relationship with the applicable Group Company (the price of such redemption or repurchase shall be the lower of (i) the fair market value or (ii) the original purchase or subscription price, to the extent permitted by any Applicable Law);

(f)                                adopt or approve any plans of merger, amalgamation, consolidation, spin-off, reorganization, restructuring, suspension or cease of operation, dissolution, liquidation, bankruptcy, change of organizational formation, change of control transaction or the sale, transfer, pledge, mortgage or other disposition of all or substantially all of the assets, business or interests (including the exclusive licensing of all or substantially all of the intellectual property) in a Deemed Liquidation Event, of any Group Company;

(g)                               approve any amendment to the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Share, or approve any action that will result in the dilution of the Preferred Shares;

(h)                              adopt, approve or amend any profit distribution or loss compensation policy of any Group Company; and

(i)                                  any other item as provided in the Shareholders Agreement and the Memorandum and Articles which requires the prior written approval of the holders of the Preferred Shares representing at least two-thirds (2/3) of the voting power of the then outstanding Preferred Shares (voting together as a single class and on an as converted basis).

6.9                               Subject to any additional requirements imposed by the Statute, in addition to such limitations as may be provided in the Shareholders Agreement or these Articles, the Company shall not directly or indirectly take, permit to occur, approve, authorize, or agree or commit to do any of the following actions without the written approval of a majority of the Directors then in office, which must include approval from each of the Investor Directors:

(a)                              adopt or amend any operational plan, investment plan, and annual business plan, including any change to the existing business scope, entry into any new lines of business or cessation of any existing lines of business, of any Group Company;

(b)                              adopt any annual business plan, budget or final accounts of the Company or approve any expenditure exceeding the annual budget of the Company;

(c)                               adopt, approve or amend any profit distribution or loss compensation policy of the Company;

(d)                              adopt any substantive change to the accounting principles, standards, methods or policies of the Company in any material respect, or change the financial year of the Company;

(e)                               except for operations in the ordinary course of business of the Company in connection with joint product development and joint sale and marketing efforts, make any investment to another entity (other than a Group Company), acquire any assets, operations or businesses of another entity (other than a Group Company), enter into any partnership, profit sharing arrangement or joint venture with another entity (except for strategic alliances not involving any equity or equity-related investment), or establish any new branches or Subsidiaries of the Company, in each case in an amount exceeding RMB5,000,000 in one transaction or in an amount exceeding RMB20,000,000 in the aggregate in any financial year;

(f)                                adopt plans to increase, reduce (by redemption, repurchase or otherwise) or cancel the authorized or issued share capital of any Group Company or otherwise change the equity structure of any Group Company;

(g)                               adopt any amendment to or restate the Charter Documents of any Group Company (including the amendment thereof);

(h)                              issue any securities of the Company other than Equity Securities, including the issuance of any debt securities;

(i)                                  approve any initial public offering of any Equity Securities of any Group Company, including determine the material terms and conditions of the initial public offering (including, without limitation, the type and number of Equity Securities to be listed, listing venue, stock exchange, timing, valuation, issue price, engagement of any underwriter or sponsor and offering conditions);

(j)                                 adopt or approve any plans of merger, amalgamation, consolidation, spin-off, reorganization, restructuring, suspension or cease of operation, dissolution, liquidation, bankruptcy, change of organizational formation, change of control transaction or the sale, transfer, pledge, mortgage, license or other disposition of all or substantially all of the assets, business or interests, of any Group Company;

(k)                              approve or amend any ESOP;

(l)                                  approve, extend or amend any transaction or agreement between the Company and a Member, Director, officer, Key Employee(s) or related party of the Company, except for transactions or agreements pursuant to the ESOP or employment agreements;

(m)                          approve, extend or amend any grant of exclusivity rights to a third party by the Company;

(n)                              determine the scope of the senior management, appoint, replace, remove or determine the compensation of the chief executive officer, chief operating officer, general manager, financial manager and any other senior officer or member of the senior management of the Company, including any individual who receives a total compensation (including in-kind compensation and allowances) from any Group Company in excess of RMB1,000,000 (or its equivalent in another currency) per year;

(o)                              elect, replace, or remove any of the co-chairman of the Board;

(p)                              commence, terminate or settle any legal proceedings or arbitrations in which the amount under dispute exceeds RMB5,000,000 or any legal proceedings, arbitrations or administrative proceedings that will materially and adversely affect the business of the Company;

(q)                              sell, pledge, mortgage, lease, license to any third party to operate or otherwise dispose of any asset outside the ordinary course of business, if the book value of such asset exceeds one percent (1%) of the total asset value of any Group Company, five percent (5%) of the net asset value of such Group Company, or such asset is critical to the ordinary course of business of such Group Company without which would cause a Material Adverse Effect on such Group Company;

(r)                                 except for any debt or guarantee incurred or made in the ordinary course of business or in accordance with a duly approved annual budget, business plan or investment plan of any Group Company, incur any indebtedness or provide any guarantee by any Group Company over any indebtedness (including, without limitation, any indebtedness of any Member, the Founder or the Co-Founder) in an amount exceeding RMB5,000,000 in one transaction or in an amount exceeding RMB20,000,000 in the aggregate in any financial year (including any issuance of debt securities);

(s)                                except for any loan or advance made to a wholly-owned subsidiary of the Company or Beijing Duoke, or in the ordinary course of business, make any loan or advance in an amount exceeding RMB5,000,000 in one transaction or in an amount exceeding RMB20,000,000 in the aggregate in any financial year;

(t)                                 purchase any real property;

(u)                              sell, transfer, license, pledge, encumber or otherwise dispose of any material intellectual property of any Group Company;

(v)                              except for any capital expenditure made in accordance with a duly approved annual budget, business plan or investment plan of the Company, incur any capital expenditure in excess of RMB1,000,000 in any single transaction or a series of related transactions;

(w)                            designate or change the authorized signatories or seals of any bank account of the Company;

(x)                              appoint, replace or remove of the external auditor of the Company; and

(y)                              enter into any material transaction between the Company and any related party of the Company, including the grant of any loans to officers, Directors or employees of the Company.

Redemption Rights

6.10                        Upon and after the occurrence of any Redemption Event, any Preferred Holder (other than any Series A-1 Preferred Holder) (each, a “Redemption Holder”) may, within sixty (60) days after such Redemption Event becomes known (or should reasonably become known) to such Redemption Holder, serve a written notice (the “Redemption Notice”) to the Company and the Co-Founder to request the redemption of all or part of their Preferred Shares (the “Redemption Shares”). Upon receipt of an Redemption Notice, the Company and the Co-Founder shall redeem the Redemption Shares and make payment to each Redemption Holder within ninety (90) days following the receipt of the Redemption Notice an amount on a per share basis calculated as follows:

(a)                              with respect to each Series C-1 Preferred Share, the sum of (a) the Series C-1 Issue Price × (1 + 10%)N, plus (b) any declared but unpaid dividends on a Series C-1 Preferred Share (where N is a fraction, the numerator of which is the number of calendar days between the Series C-1 Issue Date and the date on which such Series C-1 Preferred Shares are redeemed and the denominator of which is 365);

(b)                              with respect to each Series B-4 Preferred Share, the sum of (a) 120% of the Series B-4 Issue Price or the fair market value of such Share (whichever is higher), plus (b) any declared but unpaid dividends on a Series B-4 Preferred Share;

(c)                               with respect to each Series B-3 Preferred Share, the sum of (a) 120% of the Series B-3 Issue Price or the fair market value of such Share (whichever is higher), plus (b) any declared but unpaid dividends on a Series B-3 Preferred Share;

(d)                              with respect to each Series B-2 Preferred Share, the sum of (a) 120% of the Series B-2 Issue Price or the fair market value of such Share (whichever is higher), plus (b) any declared but unpaid dividends on a Series B-2 Preferred Share;

(e)                               with respect to each Series B-1 Preferred Share, the sum of (a) 120% of the Series B-1 Issue Price or the fair market value of such Share (whichever is higher), plus (b) any declared but unpaid dividends on a Series B-1 Preferred Share;

(f)                                with respect to each Series A-2 Preferred Share, the sum of 300% of the Series A-2 Issue Price of such Share, plus (b) any declared but unpaid dividends on a Series A-2 Preferred Share.

(each, the “Redemption Price”).

6.11                        Subject to applicable Laws, the Company and the Co-Founder shall, jointly and severally, effect the redemption and make payment of the Redemption Price to each Redemption Holder in the following sequence and priority:

(a)                              before any redemption of any Series A-2 Preferred Shares, any Series B-1 Preferred Shares, any Series B-2 Preferred Shares, any Series B-3 Preferred Shares and any Series B-4 Preferred Shares, redeem each Series C-1 Preferred Share requested to be redeemed on a pari passu basis (in the event that there are insufficient funds to permit the payment of all Redemption Price to each Redemption Holder of the Series C-1 Preferred Shares, the available funds shall be allocated ratably among such Redemption Holders in proportion to the Redemption Price entitled by each such Redemption Holder);

(b)                              after redemption in full of the Series C-1 Preferred Shares and before any redemption of any Series A-2 Preferred Shares, any Series B-2 Preferred Shares, any Series B-3 Preferred Shares and any Series B-4 Preferred Shares, redeem each Series B-1 Preferred Share requested to be redeemed on a pari passu basis (in the event that there are insufficient funds to permit the payment of all Redemption Price to each Redemption Holder of the Series B-1 Preferred Shares, the available funds shall be allocated ratably among such Redemption Holders in proportion to the Redemption Price entitled by each such Redemption Holder);

(c)                               after redemption in full of the Series C-1 Preferred Shares and the Series B-1 Preferred Shares and before any redemption of any Series A-2 Preferred Shares, redeem each Series B-2 Preferred Share, each Series B-3 Preferred Share and each Series B-4 Preferred Share requested to be redeemed on a pari passu basis (in the event that there are insufficient funds to permit the payment of all Redemption Price to each Redemption Holder of Series B-4 Preferred Shares, Series B-3 Preferred Shares and Series B-2 Preferred Shares, the available funds shall be allocated ratably among such Redemption Holders in proportion to the Redemption Price entitled by each such Redemption Holder);

(d)                              after redemption in full of the Series C-1 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares and the Series B-4 Preferred Shares, redeem each Series A-2 Preferred Share requested to be redeemed (in the event that there are insufficient funds to permit the payment of all Redemption Price to each Redemption Holder of the Series A-2 Preferred Shares, the available funds shall be allocated ratably among such Redemption Holders in proportion to the Redemption Price entitled by each such Redemption Holder).

6.12                        If the Company and the Co-Founder fail to make full payment of the Redemption Price within ninety (90) days following the receipt of the Redemption Notice, the amount of any shortfall shall be subject to a daily interest accumulated at a rate of 0.05%. In the event that the Company and the Co-Founder fail to make full payment of the Redemption Price within one hundred and twenty (120) days following the receipt of the Redemption Notice, any Redemption Holder shall be entitled to require the dissolution and liquidation of the Company in accordance with the procedures as set forth in these Articles.

6.13                        Notwithstanding anything to the contrary, the Co-Founder’s obligations under this Article shall be limited to the financial value of the Company Securities directly or indirectly held by the Co-Founder. The Co-Founder shall not be obligated to make any payment under this Article in an amount exceeding the financial value of the Company Securities directly or indirectly held by the Co-Founder.

7.                                      REGISTER OF MEMBERS

7.1                               The Directors shall establish and maintain (or cause to be established and maintained) the Register of Members at the Registered Office or at such other place determined by the Directors in the manner prescribed by the Statute.

8.                                      RECORD DATE

Power of Directors to Fix Record Date

8.1                               The Directors may fix in advance a date as the record date to determine the Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination.

No Fixed Record Date

8.2                               If no such record date is fixed, the record date shall be the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be.  A determination of Members entitled to vote at any meeting of Members in accordance with this Article, shall apply to any adjournment thereof.

9.                                      REDEMPTION AND PURCHASE OF SHARES

9.1                               Subject to the provisions of the Statute, the Memorandum and these Articles, including without limitation Articles 6.8 and 6.9, the Company may:

(a)                              purchase its own Shares (including any redeemable Shares); provided that the manner of purchase has been agreed by such Member or Members whose Shares are to be purchased by the Company or, failing such agreement, authorised by Ordinary Resolution, and may make payment for such purchase or for any redemption of Shares in any manner authorised by the Statute, including out of capital;  and

(b)                              reduce its share capital and any capital redemption reserve fund in any manner whatsoever.

9.2                               The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

9.3                               The Directors may accept the surrender for no consideration of any fully paid Share unless following such surrender there would no longer be any issued Shares.

10.                               VARIATION OF SHARE RIGHTS

Variation of Class Rights

10.1                        Subject to these Articles, including without limitation Articles 6.8 and 6.9, if at any time the share capital is divided into different classes of Shares, all or any of the special rights attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of not less than two thirds (2/3) of the issued Shares of that class or with the sanction of a resolution passed by the holders of not less than two thirds (2/3) of the issued Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class.  To any such separate general meeting, all of the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one third (1/3) of the issued Shares of the class and that any holder of Shares of the relevant class present in person or by proxy may demand a poll.

Treatment of Classes

10.2                        For the purpose of a separate class meeting, the Directors may treat two or more of all classes of Shares as forming one class if they consider that such class of Shares would be affected in the same way by the proposals under consideration.

Effect of Share Issue on Class Rights

10.3                        The rights conferred upon the holders of any Shares shall not, unless otherwise expressly provided in the rights attaching to such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

11.                               SHARE CERTIFICATES

Issue of Share Certificates

11.1                        No Member shall be entitled to a certificate for any or all of his, her or its Shares, unless the Directors shall determine otherwise.

Certificates for Jointly Held Shares

11.2                        The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person, and delivery of a certificate to one joint holder shall be sufficient delivery to all.

Replacement Share Certificates

11.3                        If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee (if any) and on such terms (if any) as to evidence and indemnity, and on the payment of expenses of the Company in investigating such evidence and preparing such indemnity as the Directors shall think fit and, in case of defacement, on delivery of the old certificate to the Company for cancellation.

12.                               TRANSFER OF SHARES

Restrictions on Transfer

12.1                        [Reserved].

12.2                        Without the prior written consent of each Preferred Holder, the Ordinary Shareholder (except for the Ordinary Investors) shall not Transfer, directly or indirectly, any Equity Securities of any Group Company, except for any Permitted Transfer.

12.3                        Without the prior written consent of the Board, and notwithstanding any other provision herein, no Member shall Transfer any Company Securities to any Company Competitor.

12.4                        (a) No Group Company shall, directly or indirectly, issue or sell any Equity Securities of any Group Company to any Competitor without the prior written consent of Ant Financial, and (b) subject to Article 12.6, no Member (other than Ant Financial) shall Transfer any or all of its Company Securities to any Competitor, without the prior written consent of Ant Financial.  Notwithstanding prong (b) of the previous sentence, if Ant Financial does not consent to such Transfer and not exercise the right of first refusal in accordance with Article 12.6, each of the Series A-1 Preferred Holder, the Series A-2 Preferred Holder, Chuangji, Yancheng Aiwei, the Series C-1 Preferred Holder and the Series C-2 Preferred Holder may, individually or collectively, Transfer its Company Securities to any Competitor only if the following conditions are satisfied: (i) the aggregate Company Securities thus Transferred to such Competitor shall not exceed ten percent (10%) of the total outstanding Shares of the Company (calculated on a fully diluted and an as-converted basis), and (ii) following such Transfer, no Competitor shall be entitled to any veto right over any of the material matters of any Group Company, or to appoint any director of any Group Company.

Right of First Refusal

12.5                        (a) Subject to Articles 12.2, 12.3, 12.4, 12.6 and 12.8 and except for any Permitted Transfer, if any Ordinary Shareholder (other than the Ordinary Investors) (a “Transferor”) proposes to Transfer any or all of its Company Securities to one or more Persons other than the Members, the Transferor shall give the Company and all the Preferred Holders (each such Preferred Holder, a “Rightholder”) a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Company Securities to be transferred (the “Offered Securities”), (ii) the identity and address of the prospective transferee and (iii) the consideration and other material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreements relating to the proposed Transfer.

(b) Each Rightholder shall have an option for a period of ten (10) Business Days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Securities at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Securities that it wishes to purchase.  For purpose of this Article, the Rightholder’s “Pro Rata Share” of such Offered Securities shall be equal to the product of (i) the total number of such Offered Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Rightholder on the date of the Transfer Notice (including all Preferred Shares held by such Rightholder on an as-converted basis) and the denominator of which shall be the total number of Ordinary Shares held by all Rightholders on such date (including all Preferred Shares held by such Rightholders on an as-converted basis).

(c) If any Rightholder fails to exercise its right to purchase its full Pro Rata Share of such Offered Securities, the Company shall deliver a written notice thereof (the “Second Notice”), within two (2) Business Days after the expiration of the Option Period, to the Transferor and to each Rightholder that elected to purchase its entire Pro Rata Share of the Offered Securities (an “Exercising Shareholder”).  The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Securities by notifying the Transferor and the Company in writing within ten (10) Business Days after receipt of the Second Notice (the “Second Option Period”); provided that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Securities, then such unpurchased Offered Securities will be allocated to the extent necessary among the Exercising Shareholders in accordance with their relative Pro Rata Shares.

(d) If any Rightholder gives the Transferor and the Company notice that it desires to purchase Offered Securities, payment for the Offered Securities to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Securities to be purchased, remotely via the exchange of documents and signatures on the 30th day after expiration of the Option Period, or other time as agreed by the Transferor, the Company and all Exercising Shareholders. The Company will update its register of members upon the consummation of any such Transfer.

12.6                        Subject to Articles 12.2, 12.3 and 12.4, if any Member (other than Ant Financial) proposes to Transfer (the “Proposed Transfer”) any or all of its Company Securities to any Competitor, then before any Rightholder may invoke its applicable right of first refusal pursuant to Article 12.5 or co-sale right pursuant to Article 12.7, such proposed transferor shall give Ant Financial a written transfer notice, which shall include (i) its intention to make the Proposed Transfer, (ii) a description of the Company Securities to be transferred (the “Transferring Securities”), including the number of such Company Securities, the proposed consideration and other key terms and conditions upon which the Proposed Transfer is to be made. Ant Financial shall, within thirty (30) days (the “30- Day Option Period”) following receipt of such transfer notice, deliver a written notice to such transferor of its election: (x) Ant Financial does not consent to the Proposed Transfer, (y) Ant Financial elects to exercise its right of first refusal to purchase all of the Transferring Securities at the same price and subject to the same terms and conditions as described in the transfer notice, or (z) Ant Financial consents to the Proposed Transfer without exercising its right of first refusal under this Article 12.6. If Ant Financial fails to give a written notice within the 30- Day Option Period in accordance with the foregoing, then the foregoing sub-clause (x) shall be deemed to be elected by Ant Financial. In the case of the foregoing sub-clause (x), Ant Financial shall not be obliged to purchase the Transferring Securities. In the case of the foregoing sub-clause (y), the written notice of Ant Financial shall constitute a binding agreement to purchase, at the price and on the terms specified in the transfer notice, all of the Transferring Securities specified in the transfer notice and such Transfer shall be consummated within thirty (30) days upon the expiration of the 30-Day Option Period.  For the avoidance of doubt, in the case of the foregoing sub-clause(z) Ant Financial consents to the Proposed Transfer without exercising its right of first refusal under this Article 12.6, then other Members are entitled to the right of first refusal under Article 12.5.

Co-Sale Rights

12.7                        (a) To the extent that the Rightholders do not exercise their right of first refusals in full as to the Offered Securities proposed to be Transferred by the Transferor to the prospective transferee identified in the Transfer Notice pursuant to Article 12.5, the Rightholders (each, a “Co-Sale Rightholder”) shall have the right to participate in such sale to the prospective transferee identified in the Transfer Notice on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within ten (10) Business Days after expiration the Option Period, or the Second Option Period, as the case may be (the “Co-Sale Option Period”).

(b) The maximum number of Company Securities that each Co-Sale Rightholder may elect to sell shall be equal to the product of (i) the aggregate number of Offered Securities after any Transfer made pursuant to Article 12.5, multiplied by (ii) a fraction, the numerator of which shall be the number of Ordinary Shares owned by such Co-Sale Rightholder (including all Preferred Shares held by such Co-Sale Rightholder on an as-converted basis) and the denominator of which shall be the total number of Ordinary Shares held by the Transferor and all participating Co-Sale Rightholders immediately prior to the proposed Transfer (including all Preferred Shares held by such Members on an as-converted basis).

(c) Each Co-Sale Rightholder shall effect its participation in the sale by promptly delivering to the Transferor for Transfer to the prospective transferee, before the applicable closing, one or more certificates, which represent the type and number of Company Securities which the Co-Sale Rightholder elects to sell.

(d) The share certificate or certificates that each Co-Sale Rightholder delivers to the Transferor pursuant to Article 12.7(c) shall be submitted to the Company for cancellation and the Company shall, upon the consummation of the sale of the Company Securities, issue a new certificate to each Co-Sale Rightholder for the remaining balance.  The Transferor shall concurrently therewith remit to each Co-Sale Rightholder that portion of the sale proceeds to which the Co-Sale Rightholder is entitled by reason of its participation in such Transfer. The Company shall update its register of members upon consummation of such Transfer.

(e) To the extent that (x) any prospective purchaser prohibits the participation by any Co-Sale Rightholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase Company Securities from such Co-Sale Rightholder, or (y) such prospective purchaser fails to consummate the purchase of the Company Securities from such Co-Sale Rightholder prior to, or simultaneously with, the consummation of the Transfer of the Offered Securities, then the Transferor shall not sell to such prospective purchaser any Company Securities unless and until, prior to, or simultaneously with, such sale, the Transferor shall purchase from the Co-Sale Rightholder such Company Securities that the Co-Sale Rightholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and subject to the terms and conditions as the proposed Transfer specified in the Transfer Notice.

Subject to the provisions of Article 12.7, to the extent that the Rightholders do not elect to purchase all of the Offered Securities in accordance with Article 12.5, the Transferor shall have two (2) months after the latest of the expiration of the Option Period, the Second Option Period and the Co-Sale Option Period to consummate the Transfer of the Offered Securities not purchased by the Rightholders pursuant to Article 12.5 to the prospective transferee identified in the Transfer Notice on the same terms and conditions specified in the Transfer Notice. In the event that such Transfer has not consummated within such two-month period, the Transferor shall not thereafter Transfer any Company Securities without first applying the procedures provided in Article 12.5 and Article 12.7.

Drag-along Rights

12.8                        If the Majority Shareholders (including the Majority Preferred Holders and each of Ant Financial, Chuangji, the Founder and the Co-Founder) (the “Drag-Along Sellers”) approve a bona fide offer from any third party (other than the Preferred Holders or their respective Affiliate(s)) to enter into a Deemed Liquidation Event of the Company (a “Drag-Along Sale”), then each other Member shall, if so requested by the Drag-Along Sellers, (i) vote all of its Company Securities, or execute a written consent, in favor of the Drag-Along Sale, (ii) Transfer all or any portion of its Company Securities at the same price and on the same terms as the Drag-Along Sellers to consummate the Drag-Along Sale, and (iii) otherwise take all other actions necessary or desirable to consummate the Drag-Along Sale; provided that, any Transfer of the Company Securities pursuant to this Article 12.8 shall not be subject to the restrictions provided under Articles 12.2, 12.3, 12.5, 12.6 and 12.7.

Preemptive Rights

12.9                        (a) The Company shall give each Preemptive Rightholder notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least ten (10) days prior to the proposed issuance date.  The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance.  Subject to Article 12.9(e) below, each Preemptive Rightholder shall be entitled to purchase up to its Preemptive Portion of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.

(b) Each Preemptive Rightholder who desires to purchase any or all of its Preemptive Portion of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase such Company Securities within ten (10) Business Days of receipt of the Issuance Notice (the “Preemptive Option Period”).  The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Preemptive Rightholder and shall constitute exercise by such Preemptive Rightholder of its rights under this Article 12.9 and a binding agreement of it to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in the Exercise Notice.  If, at the termination of the Preemptive Option Period, any Preemptive Rightholder shall not have delivered an Exercise Notice to the Company, such Preemptive Rightholder shall be deemed to have waived all of its rights under this Article 12.9 with respect to the purchase of such Company Securities.

(c) If any Preemptive Rightholder declines or fails to exercise its right to subscribe for its Preemptive Portion of the Company Securities proposed to be issued in full in accordance with Article 12.9(b) and there is at least one Preemptive Rightholder who has fully exercised its right of participation (the “Exercising Rightholder”), the Company shall promptly give notice thereof to each Exercising Rightholder. The Exercising Rightholders shall have a right of over-allotment, and may exercise an additional right to subscribe such unsubscribed Company Securities by notifying the Company in writing within ten (10) Business Days after receipt of notice; provided that if the Exercising Rightholders desire to subscribe in aggregate more than the number of such unsubscribed Company Securities, then such unsubscribed Company Securities will be allocated to the extent necessary among the Exercising Rightholders in accordance with their relative pro rata ownership of Shares on an as-converted basis.

(d) The Company shall have one hundred and twenty (120) days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Preemptive Rightholders have not elected to purchase pursuant to this Article 12.9 at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than one hundred and eighty (180) days from the date of the Issuance Notice.  If the Company proposes to issue any such Company Securities after such 120-day (or 180-day) period, it shall again comply with the procedures set forth in this Article 12.9.

(e)                                  At the consummation of the issuance of such Company Securities, the Company shall deliver a copy of its register of members updated to reflect such issuance and issue certificates representing the Company Securities purchased by each Preemptive Rightholder exercising preemptive rights pursuant to this Article 12.9, against payment by such Shareholder of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(f)                                   Each Preemptive Rightholder may elect to delegate its preemptive right to one or more of its Affiliate(s), provided that each of such Affiliate(s) shall meet the prerequisites and qualifications to become a Shareholder of the Company, and execute and deliver a joinder agreement to be bound by this Agreement in the form as attached to the Exhibit A of the Shareholders Agreement.

(e) Notwithstanding the foregoing, no Preemptive Rightholder shall be entitled to purchase Company Securities as contemplated by this Article 12.9 in connection with issuances of (i) Company Securities (as appropriately adjusted for share subdivision, share dividends, combination, Recapitalizations and similar events) issued (or issuable pursuant to such Company Securities) to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to the ESOP of the Company as duly adopted, (ii) Company Securities issued or issuable pursuant to a pro rata share subdivision, share dividend, combination, Recapitalization or other similar transaction of the Company, in each case, as duly approved, (iii) Ordinary Shares issued upon the conversion of Preferred Shares, (iv) Company Securities issued in connection with the exercise of the right under any convertible securities, provided that the issuance of such convertible securities has been duly approved, (iv) Company Securities issued pursuant to an IPO and (v) Company Securities issued in connection with any bona fide, arm’s-length direct or indirect merger, consolidation, asset acquisition or similar transaction where the Company proposes to acquire substantially all of the assets of, or more than fifty percent (50%) of equity interest or voting power in, the target entity.

Instrument of Transfer

12.10                 The instrument of transfer of any Share shall be executed by or on behalf of the transferor (and, if the Directors so determine, the transferee).  The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register of Members in respect of such Share.  All instruments of transfer, once registered, may be retained by the Company.

12.11                 Subject to any applicable restrictions contained in these Articles, Shares shall be transferred in any usual or common form approved by the Directors.

Refusal to Register Transfers

12.12                 The Directors may not resolve to refuse or delay a Share transfer unless such registration of transfer would be contrary to any provisions in the Memorandum, any provisions of these Articles, the Statute, or the Shareholders Agreement. If the Directors refuse to register a transfer, they shall notify the transferee of such refusal within five (5) Business Days after receipt of a request for such transfer, providing a detailed explanation of the reason therefore.

13.                               TRANSMISSION OF SHARES

Transmission of Shares

13.1                        If a Member dies, the survivor or survivors (where he was a joint holder), and the legal personal representative (where he was sole holder), shall be the only person recognised by the Company as having any title to the Share.  The estate of a deceased Member is not thereby released from any liability in respect of any Share held by him, whether solely or jointly.  For the purpose of this Article, legal personal representative means the person to whom probate or letters of administration has or have been granted in the Cayman Islands or, if there is no such person, such other person as the Directors may in their absolute discretion determine to be the person recognised by the Company for the purpose of this Article.

Election by Persons Entitled on Transmission

13.2                        Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or otherwise by operation of Applicable Law may elect, upon such evidence being produced as may be required by the Directors as to his entitlement, either be registered himself as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Member could have made.

Manner of Election

13.3                        If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.  If he shall elect to transfer the Shares, he shall signify his election by signing an instrument of transfer of such Shares in favour of his transferee.  All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

Rights of Persons Entitled on Transmission

13.4                        A person becoming entitled to a Share in consequence of the death or bankruptcy of the Member (or otherwise by operation of Applicable Law), upon such evidence being produced as may be required by the Directors as to his entitlement, shall be entitled to the same dividends and other monies payable in respect of the Share as he would be entitled if he were the holder of such Share.  However, he shall not be entitled, until he becomes registered as the holder of such Share, to receive notices of or to attend or vote at general meetings of the Company or (except as aforesaid) to exercise any other rights or privileges of a Member.  The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty (60) days, the Directors may thereafter withhold payment of all dividends and other monies payable in respect of the Shares until the requirements of the notice have been complied with.

14.                               NON-RECOGNITION OF TRUSTS

Except as required by the Statute or these Articles, or under an order of a court of competent jurisdiction, the Company shall not be bound by or compelled to recognise in any way, even when notice thereof is given to it, any equitable, contingent, future or partial interest in any Share, or any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

15.                               LIEN

Lien Generally

15.1                        The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a date fixed by or in accordance with the terms of issue of such Share in respect of that Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid up Share) standing registered in the name of a Member, whether singly or jointly with any other person for all debts and liabilities of a Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not.  The Directors may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

Enforcement

15.2                        The Company may sell, in such manner as the Directors think fit, any Share on which the Company has a lien; provided that a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) days after a notice in writing has been given to the registered holder for the time being of the Share, demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment.

Completion of Sale

15.3                        For giving effect to any such sale, the Directors may authorise any person to transfer the Share sold to the purchaser thereof.  The purchaser shall be registered as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

Application of Proceeds

15.4                        The net proceeds of such sale shall be applied in payment or discharge of the debt or liability in respect of which the lien exists and as is presently payable, and any balance shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person who was the registered holder of the Share immediately before such sale.

16.                               CALLS ON SHARES

Calls on Shares Generally

16.1                        The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares (whether in respect of the par value of the Shares or premium or otherwise and not, by the terms of issue thereof, made payable at a future date fixed by or in accordance with such terms of issue);  and each Member shall (subject to the Company serving upon him at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares.  A call may be revoked or postponed by the Directors wholly or in part as the Directors may determine.  A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Payment

16.2                        Payment of a call may be made by instalments on the direction of the Directors.

16.3                        If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day payment is due to the time of the actual payment at such rate as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.

16.4                        Any sum payable in respect of a Share on issue or allotment or at any fixed date, whether in respect of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the relevant provisions as to payment of interest, forfeiture or otherwise of these Articles shall apply as if such sum had become due and payable by virtue of a call duly made and notified.

16.5                        The Directors may issue Shares with different terms as to the amount and times of payment of calls.

Liability of Joint Holders

16.6                        The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

Interest

16.7                        The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any Shares held by him; and may (until the amount would otherwise become payable) pay interest at such rate (not exceeding six per cent (6%) without the sanction of the Company in general meeting) as may be agreed upon between the Member paying the sum in advance and the Directors.

17.                               FORFEITURE OF SHARES

Notice

17.1                        If a Member fails to pay any call or instalment of a call by the date it becomes due and payable, the Directors may, at any time thereafter while such call or instalment remains unpaid, give notice to the Member requiring payment of the unpaid portion of the call or instalment, together with any accrued interest and expenses incurred by the Company by reason of such non-payment.

17.2                        The notice shall specify where and by what date (not being less than the expiration of fourteen (14) days’ from the date of the notice) payment is to be made and shall state that if it is not complied with the Shares in respect of which the call was made will be liable to be forfeited.  The Directors may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references to these Articles to forfeiture shall include surrender.

Forfeiture for Non-Compliance

17.3                        If such notice is not complied with, any Share in respect of which the notice was given may thereafter, before the payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors.  Such forfeiture shall include all dividends declared, other distributions or other monies payable in respect of the forfeited Shares and not paid before the forfeiture.

Forfeited Shares

17.4                        A forfeited Share may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

Continued Liability for Forfeited Member

17.5                        A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him in respect of the Shares together with interest at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company receives payment in full of all amounts due in respect of the Shares.  The Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

Evidence of Forfeiture

17.6                        An affidavit in writing by a Director or Secretary of the Company that a Share has been duly forfeited on a specified date, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share.  The Company may receive the consideration, if any, given for the Share on any sale, re-allotment or disposition thereof and may authorise some person to execute a transfer of the Share in favour of the person to whom the Share is sold, re-allotted or otherwise disposed of, and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposition of the Share.

17.7                        The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share, or by way of premium or otherwise, as if the same had been made payable by virtue of a call duly made and notified to the Member.

18.                               INCREASE OF CAPITAL

18.1                        Subject to the Shareholders Agreement and Article 6, the Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into new Shares of such par value, and with such rights, priorities and privileges attached thereto as the resolution shall prescribe.

18.2                        Subject to any directions given by the Company in a general meeting, all new Shares shall be at the discretion of the Directors in accordance with these Articles.

18.3                        The new Shares shall be subject to the same provisions of these Articles with reference to the payment of calls, lien, forfeiture, transfer, transmission and otherwise, as the Shares in the original share capital.

19.                               ALTERATION OF CAPITAL

19.1                        Subject to Articles 6, the Company may from time to time by Ordinary Resolution:

(a)                              consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

(b)                              sub divide its existing Shares, or any of them, into Shares of smaller par value than is fixed by the Memorandum, subject nevertheless to the provisions of the Statute;

(c)                               cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; and

(d)                              convert all or any paid up Shares into stock, and reconvert all or any stock into paid up Shares of any denomination.

19.2                        Subject to Articles 6, the Company may from time to time by Special Resolution:

(a)                              divide its Shares into several classes and attach to such classes any preferential, deferred, or special rights or restrictions in accordance with these Articles;

(b)                              change the currency denomination of its share capital;

(c)                               reduce its share capital and any capital redemption reserve fund in any manner whatsoever; and

(d)                              merge or consolidate with any one or more constituent companies (as defined in the Statute).

20.                               GENERAL MEETINGS

Convening a Meeting

20.1                        The Directors may, whenever they think fit, convene an extraordinary general meeting.  If at any time there are not sufficient Directors capable of acting to form a quorum, any Director, or any one or more Members holding in the aggregate not less than one third (1/3) of the total issued share capital of the Company entitled to vote, may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

Members’ Requisition

20.2                        The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one tenth (1/10) of such paid up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting.  Any such requisition shall express the object of the meeting proposed to be called, and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form, each signed by one or more requisitionists.

20.3                        If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not convene a general meeting within twenty one (21) days from the date of the deposit, the requisitionists or any of them or any other Member or Members holding in the aggregate not less than one tenth (1/10) of such paid up capital of the Company as at the date of the requisition, may convene an extraordinary general meeting.  A general meeting convened by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by the Directors.

21.                               NOTICE OF GENERAL MEETINGS

Length and Form of Notice

21.1                        At least five (5) Clear Days’ notice shall be given of any general meeting.  Every notice shall specify the place, the day and the time of meeting and, in the case of special business, the general nature of the business to be conducted at the general meeting, and shall be given in the manner provided in these Articles or in such other manner (if any) as may be prescribed by the Company, to such persons as are entitled to receive such notices from the Company.

Omission or Non-Receipt

21.2                        The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

22.                               PROCEEDINGS AT GENERAL MEETINGS

22.1                        All business shall be deemed special that is transacted at an extraordinary general meeting.

Quorum

22.2                        No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the Meeting.  Save as otherwise provided in these Articles, one or more Members holding in the aggregate not less than one third (1/3) of the issued Shares entitled to notice of and to attend and vote at such general meeting (including the Preferred Shares on an as converted and fully diluted basis) present in person or by proxy shall be a quorum.

Adjournment for Lack of Quorum

22.3                        If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved.  In any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

Meeting by Telephone or Other Facilities

22.4                        A meeting of the Members may be held by telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) by which all persons participating in the meeting can communicate with each other simultaneously and instantaneously, and participation in such a general meeting shall constitute presence in person at such meeting.

22.5                        Any Director shall be entitled to attend and speak at any general meeting of the Company.

Appointment of Chairman

22.6                        The chairman (if any) of the Board of Directors shall preside as chairman at every general meeting of the Company.  If there is no such chairman, or if at any meeting he is not present within five (5) minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall choose one of their number to act or, if only one Director is present, he shall preside as chairman if willing to act.  If no Director is present, or if each of the Directors present declines to take the chair, the Members present and entitled to vote shall elect one of their number to be chairman.

Adjournment of Meeting

22.7                        The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for ten (10) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

23.                               VOTING

Ordinary Resolution

23.1                        Save where a Special Resolution or other greater majority is required by the Statute or these Articles, any question proposed for consideration at any general meeting shall be decided by an Ordinary Resolution.

23.2                        At any general meeting, a resolution put to the vote of the meeting shall be decided on poll.

23.3                        A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

23.4                        In the case of an equality of votes at a general meeting, the chairman of the meeting shall not be entitled to a second or casting vote and the resolution shall fail.

23.5                        A poll on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll on any other question shall be taken in such manner and either forthwith or at such time later in the meeting as the chairman of the meeting shall direct.

23.6                        On a poll votes may be cast either personally or by proxy.

23.7                        A person entitled to more than one (1) vote on a poll need not use all his votes or cast all the votes he uses in the same way.

23.8                        In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

23.9                        A Member of unsound mind, or, in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote on a poll, by his receiver, committee, curator bonis or other person of similar nature appointed by such court, and any such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Member for the purpose of the general meetings.

23.10                 No Member, unless the Directors otherwise determine, shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

23.11                 No objection shall be raised as to the qualification of any voter or as to whether any votes have been properly counted except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time and in accordance with these Articles shall be referred to the chairman whose decision shall be final and conclusive.

24.                               PROXIES AND CORPORATE REPRESENTATIVES

Members’ Attendance and Voting

24.1                        Subject to these Articles, each Member entitled to attend and vote at a general meeting may attend and vote at the general meeting:

(a)                              in person, or where a Member is a company or non-natural person, by a duly authorised corporate representative;  or

(b)                              by one or more proxies.

24.2                        A proxy or corporate representative need not be a Member.

Appointment of Proxies

24.3                        The instrument appointing a proxy shall be in writing under the hand of the Member or his duly authorised attorney or, if the Member is a corporation, under the hand of its duly authorised representative.

Form of Proxy

24.4                        An instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or may appoint a standing proxy until notice of revocation is received at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose.

Corporate Representatives

24.5                        Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

Receipt of Instrument of Appointment

24.6                        The instrument appointing a proxy or corporate representative, and the power of attorney (if any) under which it is signed, together with such other evidence as to its due execution as the Directors may from time to time require, shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith, not less than twenty four (24) hours (or such longer or shorter time as the Directors may determine) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote.

24.7                        In default of any of the provisions in these Articles to deposit any instrument of proxy or authorisation at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, the instrument of proxy or authorisation shall not be treated as valid; provided that the chairman of the meeting may in his discretion accept an instrument of proxy or authorisation sent by email or fax upon receipt of email or fax confirmation that the signed original thereof has been sent.

Standing Proxy

24.8                        The operation of a standing proxy or authorisation shall be suspended at any general meeting or adjournment thereof at which the Member is present in person or by specially appointed proxy.  The Directors may require evidence as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until the Directors determine that they have received such satisfactory evidence.

Poll Vote

24.9                        In the case of a poll taken subsequently to the date of a meeting or adjourned meeting, the instrument appointing the proxy or corporate representative referred to in these Articles shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting before the time appointed for the taking of the poll.

24.10                 The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Validity of Votes

24.11                 A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the proxy or of the corporate authority, unless notice in writing of such death, unsoundness of mind or revocation was received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) before the commencement of the general meeting, or adjourned meeting, at which the instrument or proxy is used.

Written Resolutions

24.12                 In the case of a written resolution to be signed by a corporate representative, the instrument appointing the corporate representative shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting prior to the effective date of the written resolution.

Waiver by Directors

24.13                 Subject to the Statute, these Articles and the Shareholders Agreement, the Directors may at their discretion waive any of the provisions of these Articles relating to proxies, corporate representatives or authorisations and, in particular, may accept such verbal or other assurances as they think fit as to the right of any person to attend, speak and vote on behalf of any Member at general meetings or to sign written resolutions.

25.                               APPOINTMENT AND REMOVAL OF DIRECTORS

Number of Directors

25.1                        The Board shall consist of up to five (5) Directors, with the composition of the Board determined as follows: (i) the Co-Founder shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time two (2) Directors; (ii) the Founder shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director; (iii) Ant Financial shall be entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Ant Financial Director”); and (iv) Matrix and Chuangji, collectively, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Matrix and Chuangji Director”, together with the Ant Financial Director, the “Investor Directors”).

Appointment and Removal of Directors

25.2                        Subject to these Articles and the Statute, a Director shall hold office until such time as he is removed from office, with or without cause, by Ordinary Resolution. Each Shareholder shall vote its Shares for the removal of a Director upon the request of the Person that appointed such Director. No Member shall otherwise vote for the removal of a Director.

In the event any Director resigns or is removed in accordance with this Article, the Person that appointed such Director will have the right to appoint such Director’s successor or replacement, and such successor or replacement Director shall be appointed on or as soon as practicable after the date of such resignation or removal.  If any such Director resigns or is removed, and as a result of the resignation or removal, the Person who appointed this Director does not have any representative on the Board, unless such Person shall have failed to appoint a successor or replacement Director within ten (10) Business Days after such resignation or removal, the other Persons shall not, and the other Persons shall procure that their appointed Directors shall not, convene any meeting of the Board or pass any written resolution until the successor or replacement Director is appointed to the Board.

25.3                        There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

26.                               POWERS AND DUTIES OF DIRECTORS

26.1                        The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Statute or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Statute and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

26.2                        Subject to Article 6 of these Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party Cheques

26.3                        All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

26.4                        Subject to Article 6 of these Articles, the Directors on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or any corporate body which is or has been a Subsidiary or Affiliate(s) of the Company or a predecessor in the business of the Company or of any such Subsidiary or Affiliate(s), and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

26.5                        No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for and on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.

26.6                        The Directors may from time to time appoint one of their number to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Directors may determine and may revoke or terminate any such appointments.  Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine, and either in addition to or in lieu of his remuneration as a Director.

Sole Director

26.7                        Notwithstanding any provision in these Articles to the contrary, a sole Director shall be entitled to exercise all of the powers and functions of the Directors which may be imposed on them by Statute or by these Articles.

27.                               PROCEEDINGS OF DIRECTORS

Number of Meetings

27.1                        The Board shall hold a regularly scheduled meeting at least once every calendar quarter.

Regulating Proceedings

27.2                        The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes.  In case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

Convening a Meeting

27.3                        A Director or Alternate Director may, and the Secretary on the requisition of a Director or Alternate Director shall, at any time, summon a meeting of Directors by at least five (5) Clear Days’ notice in writing to every Director and Alternate Director which notice shall set forth the general nature of the business to be considered; provided however that notice may be waived by all the Directors (or their alternates) either at, before or retrospectively after the meeting is held; provided further that notice or waiver thereof may be given by email or fax.

Quorum

27.4                        All meetings of the Board shall require a quorum of at least three (3) Directors, which shall at least include each of the Investor Directors.  An Alternate director appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present; provided always that where a Director is acting in his own right and also as an alternate he is only counted once in the quorum.  A Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting; provided that no other Director objects and if otherwise a quorum of Directors would not be present.

Vacancies

27.5                        The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

Written Resolutions of Directors

27.6                        A resolution in writing signed by all of the Directors or all of the members of a committee of Directors for the time being entitled to receive notice of a meeting of the Directors (or by an Alternate Director as provided in these Articles), including a resolution signed in counterpart and/or sent or evidenced by way of signed fax or electronic transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly called and constituted.

Meeting by Telephone or Other Facilities

27.7                        To the extent permitted by law, a meeting of the Directors or a committee appointed by the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.  Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

Validity of Acts in Spite of Defect

27.8                        All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

Minutes

27.9                        The Directors shall cause minutes to be made and records kept for the purpose of recording:

(a)                              all appointments of officers made by the Directors;

(b)                              the names of the Directors and other persons present at each meeting of the Directors and of any committee of the Directors; and

(c)                               all resolutions and proceedings at all meetings of the Members of the Company or any class of Members and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

28.                               DIRECTORS’ INTERESTS

28.1                        A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as to remuneration and otherwise as the Directors may determine.

28.2                        A Director or officer may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer.

28.3                        No Director or officer shall be disqualified from his office or prevented by such office from holding any office or place of profit under the Company or under any company in which the Company shall be a Member or have any interest, or from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be or be liable to be avoided nor shall any Director or officer so contracting, dealing or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.

Disclosure and Nature of Interest

28.4                        A Director (or his Alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of the Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

28.5                        The nature of the interest of any Director or officer in any contract, dealing or transacting with or affecting the Company shall be disclosed by him at or prior to its consideration and any vote thereon and a general notice that a Director or officer is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

29.                               DELEGATION OF DIRECTORS’ POWERS

Power to Delegate

29.1                        Directors may from time to time and at any time by power of attorney or otherwise, appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

29.2                        The Directors may delegate any of the powers exercisable by them to a managing director, Director or any other person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

30.                               ALTERNATE DIRECTORS

30.1                        Any Director may by writing appoint any other Director, or other person willing to act, to be his alternate and remove his alternate so appointed by him.  Such appointment or removal shall be by notice to the Registered Office signed by the Director making or revoking the appointment or in any other manner approved by the Directors, and shall be effective on the date the notice is served and the alternate shall be notified of such appointment or revocation.  Subject to the terms of appointment of the alternate or removal by the appointing Director, the alternate shall continue in office until the date on which his appointer ceases to be a Director.  An alternate may also be a Director in his own right and may act as alternate to more than one (1) Director.

30.2                        An Alternate Director:

(a)                              may be counted in the quorum at every such meeting at which the appointing Director is not personally present;

(b)                              may participate in a unanimous decision of the Directors (but only if his appointor is an eligible Director in relation to that decision, but does not participate);

(c)                               shall not be counted as more than one (1) Director for the purposes of these Articles; and

(d)                              may generally perform all the functions of his appointor as a Director in his absence.

30.3                        A Director who is also an Alternate Director is entitled, in the absence of his appointor, to a separate vote on behalf of his appointor, in addition to his own vote on any decision of the Directors (provided that his appointor is an eligible Director in relation to that decision), but shall not count as more than one (1) Director for the purposes of determining whether a quorum is present.

30.4                        These Articles (except as regards powers to appoint an alternate and remuneration) apply equally to the Alternate Director as though he were the Director in his own right.

30.5                        Except as these Articles specify otherwise, an Alternate Director:

(a)                              shall be deemed for all purposes to be a Director;

(b)                              shall alone be responsible for his own acts and defaults;

(c)                               shall be subject to the same restrictions as his appointor; and

(d)                              shall not be deemed to be the agent of the Director appointing him,

and, in particular, shall be entitled to receive notice of all meetings of the Directors, and of all meetings of committees of Directors of which his appointor is a member.

30.6                        The signature of an Alternate Director to any resolution in writing of the Directors or a committee shall, unless the terms of the appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is Alternate Director.

31.                               COMMITTEES OF DIRECTORS

31.1                        The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

31.2                        A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

31.3                        A committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

32.                               OFFICERS

The Directors may appoint a Secretary and such other officers as they may from time to time consider necessary upon such terms as to duration of office, remuneration and otherwise as they may think fit.  Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide and the Directors may revoke or terminate any such election or appointment.  Any such revocation or termination shall be without prejudice to any claim for any damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Save as provided in the Statute or these Articles, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors.

33.                               DIRECTORS’ REMUNERATION

Remuneration

33.1                        The remuneration to be paid to the Directors, if any, shall be determined by the Company in general meeting or, in the absence of such a determination, by the Directors.

Expenses

33.2                        Each Director shall also be entitled to be paid his reasonable travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Directors, committees of the Directors or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

Additional remuneration

33.3                        The Directors may by resolution approve additional remuneration to any Director for services which in the opinion of the Directors go beyond the ordinary duties of a Director, and such extra remuneration shall be in addition to any remuneration provided for, by or pursuant to any other Article.

34.                               SEALS AND DEEDS

Use of Seal

34.1                        The Directors may determine that the Company shall have a Seal, and if they so determine, shall provide for the safe custody of the Seal.

34.2                        The Seal shall only be used by the authority of the Directors and in the presence of a Director or the Secretary or such other person as the Directors may by resolution appoint for this purpose, and every instrument to which the Seal affixed shall be signed by the relevant person.  Notwithstanding the above, annual returns and notices filed under the Statute may be executed either as a deed or under Seal and in either case without the need for the authority of a resolution of the Directors.

Duplicate Seal

34.3                        The Company may maintain in any place or places outside the Cayman Islands a facsimile of any Seal and such facsimile seal shall be affixed in the same way as if it were the Seal.

Execution of deeds

34.4                        In accordance with the Statute, the Company may execute any deed or other instrument (which would otherwise be required to be executed under Seal) by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

35.                               DIVIDENDS

Payment of Dividends

35.1                        Subject to the Statute and these Articles (including Article 6), the Directors may from time to time declare dividends to be paid to the Members according to their rights and interests, including such interim dividends as appear to the Directors to be justified by the position of the Company.  The Directors may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Directors, justifies such payment.

35.2                        No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Statute.

Calculation of Dividends

35.3                        Subject to the rights of Members, if any, entitled to Shares with special rights as to dividends, all dividends shall be declared and paid according to the amount paid up on the Shares in respect of which the dividend is paid and any dividend on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares.  No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.  Dividends may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend is paid.

Deductions

35.4                        The Directors may deduct from any dividend, distribution or other monies payable to a Member by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

Joint Holders

35.5                        If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other money payable on or in respect of the Share.

Payment Method

35.6                        Any dividend may be paid by cheque or warrant sent through the post to the address of the Member or person entitled thereto in the Register of Members or, in the case of joint holders addressed to the holder whose name stands first in the Register of Members in respect of the Shares at his registered address as appearing on the Register of Members or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct in writing.  Every such cheque or warrant shall, unless the holder or joint holders may in writing direct, be made payable to the order of the person to whom it is sent or to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register of Members in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.  Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Shares held by such joint holders.

Satisfaction by Distribution of Specific Assets

35.7                        The Directors may declare that any dividend or distribution is paid wholly or partly by the distribution of specific assets and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such dividend or distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional Shares or ignore fractions altogether and may fix the value for dividend or distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Directors.

No Interest

35.8                        No dividend or other distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company.

Unclaimed Dividends

35.9                        All unclaimed dividends or distributions may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.  Any dividend or distribution unclaimed by a Member six (6) years after the dividend or distribution payment date shall be forfeited and revert to the Company.

Reserves

35.10                 The Directors may, before declaring any dividend or distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose of the Company, and pending such application may, in their discretion, be employed in the business of the Company or be invested in such manner as the Directors may from time to time think fit.  The Directors may also without placing the same to reserve carry forward any sums which they think it prudent not to distribute.

36.                               CAPITALISATION OF PROFITS

Capitalisation

36.1                        Subject to these Articles (including Article 6), the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts which are available for distribution (including its Share Premium Account and capital redemption reserve fund, subject to the Statute) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend as set forth in Article 6 and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.

Authorisation

36.2                        Where any difficulty arises in regard to any distribution under the last preceding Article, the Directors may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Directors.  The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

37.                               SHARE PREMIUM ACCOUNT

37.1                        The Directors shall in accordance with the Statute establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

37.2                        There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price, provided always at the discretion of the Directors that such sum be paid out of the profits of the Company or, if permitted by the Statute, out of capital.

38.                               ACCOUNTING RECORDS

Books of Account

38.1                        The Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.  The Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of Members not being Directors and no such Member shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or the Company in general meeting or in a written agreement binding on the Company.

Records and Audit

38.2                        From time to time the Company in general meeting may determine (or revoke, alter or amend any such determination) or, failing such determination, the Directors may determine (or revoke, alter or amend any such determination):

(a)                              that the accounts of the Company be audited and the appointment of the auditors;

(b)                              that there be prepared and sent to each Member and other person entitled thereto a profit and loss account, a balance sheet, group accounts and/or reports for such period and on such terms as they may determine; and

(c)                               that there be laid before the Company in general meeting a copy of every balance sheet together with a copy of the auditor’s report.

39.                               SERVICE OF NOTICES AND DOCUMENTS

Form and Delivery of Notices

39.1                        Notices or other documents or communications may be given to any Member by the Company either personally or by sending it by courier, post, fax or email to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him.  Any notice shall be deemed to be effected:

(a)                              if delivered personally or sent by courier, by properly addressing and prepaying a letter containing the notice;  and to have been effected, in the case of a notice of a meeting, when delivered;

(b)                              if sent by post, by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting, at the expiration of three (3) days after it was posted;  and

(c)                               if sent by fax or email by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

39.2                        A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

39.3                        A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

39.4                        Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)                              every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

(b)                              every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

39.5                        No other persons shall be entitled to receive notices of general meeting.

40.                               WINDING UP

40.1                        If the Company shall be wound up, assets available for distribution amongst the Members shall be distributed in accordance with Articles 6.2 to 6.5.

40.2                        Subject to the rights attaching to any Shares, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Statute or these Articles, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is any liability.

41.                               INDEMNITY

Indemnity and Limitation of Liability

41.1                        Every Indemnified Person shall, in the absence of wilful neglect or default, be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage, cost or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses on a full indemnity basis properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Article shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election.

41.2                        No Indemnified Person shall be liable to the Company for acts, defaults or omissions of any other Indemnified Person.

Indemnity and Reimbursement

41.3                        Every Indemnified Person shall be indemnified out of the funds of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application in which relief from liability is granted to him by the court.

41.4                        To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Articles in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

Wilful Neglect or Default

41.5                        The Company agrees to waive any claim or right of action it may at any time have against any Indemnified Person on account of any act or omission of such Indemnified Person in the performance of his duties for the Company;  provided however, that such waiver shall not apply to any claims or rights of action arising out of the wilful neglect or default of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

Advance of Legal Fees

41.6                        Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Articles shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to these Articles.  Each Member of the Company shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Article are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

42.                               CONTINUATION, MERGER AND CONSOLIDATION

42.1                        Subject to Article 6 of these Articles, the Company shall have the power, subject to the provisions of the Statute and with the approval of a Special Resolution, to continue as a body incorporated under the laws of any jurisdiction outside of the Cayman Islands and to be de-registered in the Cayman Islands.

42.2                        Subject to Article 6 of these Articles, the Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

43.                               AMENDMENT OF MEMORANDUM AND ARTICLES

Subject to the provisions of the Statute and these Articles, the Company may from time to time by Special Resolution alter or amend the Memorandum or these Articles in whole or in part; provided that no such amendment shall affect the special rights attaching to any Class of Shares without the consent or sanction provided for in these Articles.